As filed with the Securities and Exchange Commission on August 18, 2003
                                                  Registration No. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                 -----------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 -----------------------------------------------


                           GRAFTECH INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                     06-1385548
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                                 BRANDYWINE WEST
                                1521 CONCORD PIKE
                                    SUITE 301
                           WILMINGTON, DELAWARE 19803
                                 (302) 778-8227
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 -----------------------------------------------
                    SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
                 -----------------------------------------------

                             KAREN G. NARWOLD, ESQ.
          VICE PRESIDENT, GENERAL COUNSEL, HUMAN RESOURCES & SECRETARY
                           GRAFTECH INTERNATIONAL LTD.
                                 BRANDYWINE WEST
                                1521 CONCORD PIKE
                                    SUITE 301
                           WILMINGTON, DELAWARE 19803
                                 (302) 778-8214
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 324-1400

                 -----------------------------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF        AMOUNT TO BE      OFFERING PRICE PER      PROPOSED MAXIMUM             AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED (1)        UNIT (1)(2)      AGGREGATE OFFERING PRICE (1)  REGISTRATION FEE(8)


Common Stock,
par value $.01 per share (3)      $                   $                    $                             $

Preferred Stock, par value
$.01 per share (4)

Debt Securities (4)

Guarantees of Debt
Securities (5)

Depositary Shares (4)

Warrants (4) (6)

Securities Purchase Contracts
(4) (7)

Securities Purchase Units
(4) (7)

Total                           $175,000,000         $                      $175,000,000                 $14,157.50


(1) An indeterminate principal amount or number of shares of common stock, shares of preferred stock, debt securities, guarantees, depositary shares, securities purchase contracts, securities purchase units and warrants to purchase other securities that may from time to time be issued at indeterminate prices are being registered hereunder, but in no event will the aggregate maximum offering price (excluding accrued interest) of all securities sold hereunder exceed $175,000,000. If debt securities are issued with original issue discount, the offering price thereof taking into account such discount (rather than the principal amount thereof) shall be used to determine the aggregate maximum offering price of securities sold hereunder. If securities are issued that are denominated in one or more currencies other than the U.S. dollar, the U.S. dollar equivalent of the offering price thereof at the time of pricing shall be used to determine the aggregate maximum offering price of securities sold hereunder. Any or all securities registered hereunder may be sold separately, together or as units.

(2) The proposed maximum offering price per unit has been omitted pursuant to General Instruction II.D of Form S-3 and will be determined from time to time by the registrants in connection with the sale of the securities registered hereunder.

(3) Also includes rights associated with common stock pursuant to the Rights Agreement dated August 7, 1998 between GrafTech International Ltd. and Computershare Investor Services, LLC, as amended.

(4) Also includes such additional indeterminate principal amount or number of securities registered hereunder as may be issued pursuant to antidilution or variable exercise, conversion or exchange price or rate provisions of securities registered hereunder. No separate consideration will be received for any securities so issued.

(5) Guarantees of debt securities issued by certain of the registrants may be issued by certain of the other registrants. Pursuant to Rule 457(n), no additional or separate registration fees are payable in respect of the guarantees.

(6) Includes warrants to purchase any or all of the other securities registered hereunder (other than securities purchase contracts and securities purchase units).

(7) Securities purchase contracts and securities purchase units may be issued to purchase any or all of the other securities registered hereunder. No separate consideration will be received for the securities purchase contracts and securities purchase units so issued.

(8) Pursuant to Rule 457(p), $6,541.39 of filing fees previously paid, consisting of the $2,581.39 balance of a filing fee paid by the registrants on May 1, 2002 in connection with a registration statement on Form S-4 (File no. 333-87302) and the $3,960.00 balance paid by GrafTech Global Enterprises Inc. in connection with the same filing, is being applied towards the filing fee in connection with this registration statement.

                 -----------------------------------------------

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 -----------------------------------------------



                         TABLE OF ADDITIONAL REGISTRANTS




                                STATE OR OTHER JURISDICTION                       ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
  EXACT NAME OF REGISTRANT        OF INCORPORATION OR         I.R.S. EMPLOYER        NUMBER, INCLUDING AREA CODE, OF EACH
  AS SPECIFIED IN ITS CHARTER         ORGANIZATION         IDENTIFICATION NUMBER    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE
  -------------------------           ------------         ---------------------    ---------------------------------------


    GrafTech Finance Inc.               Delaware                 62-1808846                    Brandywine West
                                                                                              1521 Concord Pike
                                                                                                  Suite 301
                                                                                         Wilmington, Delaware 19803
                                                                                                (302) 778-8208

       GrafTech Global                  Delaware                 06-1415602                    Brandywine West
       Enterprises Inc.                                                                        1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

  UCAR Carbon Company                   Delaware                 06-1249029                    Brandywine West
         Inc.                                                                                  1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

       UCAR Carbon                      Delaware                 06-1258220                    Brandywine West
     Technology LLC                                                                            1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

  UCAR Holdings V Inc.                  California               33-0308920                    Brandywine West
                                                                                              1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

  UCAR Holdings III Inc.                 Delaware                 06-1415605                   Brandywine West
                                                                                               1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

  UCAR International                    Delaware                 06-1419027                    Brandywine West
     Trading  Inc.                                                                              1521 Concord Pike
                                                                                                  Suite 301
                                                                                          Wilmington, Delaware 19803
                                                                                                (302) 778-8208

==========================================================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED AUGUST 18, 2003

PROSPECTUS


                                  $175,000,000
[LOGO]
                           GRAFTECH INTERNATIONAL LTD.
                              GRAFTECH FINANCE INC.
                        GRAFTECH GLOBAL ENTERPRISES INC.
                            UCAR CARBON COMPANY INC.,
                           UCAR CARBON TECHNOLOGY LLC
                              UCAR HOLDINGS V INC.
                             UCAR HOLDINGS III INC.
                         UCAR INTERNATIONAL TRADING INC.

         We may offer and sell, from time to time, in one or more offerings, any or all of the following securities:

         o common stock and preferred stock;

         o debt securities and guarantees;

         o depositary shares representing preferred stock;

         o warrants; and

         o securities purchase contracts and securities purchase units.

         Any or all securities may be offered and sold separately, together or as units. The securities (other than common stock) may be convertible into or exchangeable or exercisable for other securities. Debt securities may be senior or subordinated, secured or unsecured and denominated in U.S. dollars or other currencies. Debt securities may be guaranteed by GrafTech International Ltd. or one or more of its subsidiaries. Guarantees may be full or limited, senior or subordinated and secured or unsecured. Securities (other than common stock) may be issued in one or more series. The only common stock or preferred stock we may offer or sell (or issue upon conversion, exchange or exercise of other securities) is common stock or preferred stock of GrafTech International Ltd.

         The common stock of GrafTech International Ltd. is listed on the NYSE under the symbol "GTI." The applicable prospectus supplement will contain information as to any other listing, if any, on the NYSE or other exchange or market of securities being offered by that prospectus supplement.

         This prospectus provides a general description of the securities we may offer and the terms on which we may offer them. Each time we offer and sell securities, we will provide a prospectus supplement that discloses specific information about the securities offered and the offering. Before investing, you should read this prospectus and the applicable prospectus supplement carefully. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

         The securities may be sold to investors, through agents or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in that prospectus supplement

                         ------------------------------
         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 10.

                         ------------------------------
         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

                The date of this prospectus is   , 2003.


                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
About This Prospectus.......................................................................................     2

Where You Can Find More Information.........................................................................     3

Incorporation of Certain Documents By Reference.............................................................     4

Forward Looking Statements..................................................................................     5

The Company.................................................................................................     7

Ratio of Earnings to Fixed Charges..........................................................................     9

Use of Proceeds.............................................................................................     9

Risk Factors................................................................................................     10

Description of Common Stock and Preferred Stock.............................................................     10

Description of Debt Securities and Guarantees...............................................................     20

Description of Depositary Shares............................................................................     40

Description of Warrants.....................................................................................     44

Description of Securities Purchase Contracts and Securities Purchase Units..................................     46

Description of Global Securities............................................................................     48

Plan of Distribution........................................................................................     51

Legal Matters...............................................................................................     55

Experts.....................................................................................................     55

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately, together or as units, up to an aggregate initial offering price of $175,000,000. If securities are issued that are denominated in one or more currencies other than the U.S. dollar, the U.S. dollar equivalent of the offering price thereof at the time of pricing shall be used to determine the aggregate maximum offering price of securities sold hereunder.

         This prospectus provides a general description of the securities we may offer and sell and the terms on which we may offer them. If we offer securities, we will determine the terms of the securities offered and the offering at that time. Each time we offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement that discloses specific information about the securities offered and the offering, including:

         o  the amount, price and specific terms of the securities offered;

         o the underwriters, dealers, brokers, agents or remarketers selling the securities and their compensation, if any;

        o a discussion of material special U.S. federal income tax considerations applicable to the securities offered and the offering;

        o a statement as to whether the securities offered will be represented by one or more global securities or will be listed or eligible for trading on any exchange or market; and

        o a statement as to whether any underwriters or dealers have advised us that they expect to act as market makers with respect to the securities offered after the offering is completed.

The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in any of the securities described in this prospectus, you should read this prospectus and the applicable prospectus supplement together with the registration statement and the additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

         You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

         References to:

         o "WE," "OUR" or "US" refer to GrafTech International Ltd. ("GTI") and its consolidated subsidiaries collectively, except that, when used with respect to our securities, such references refer to the issuer of those securities and that, if the context so requires, such references refer to GTI, GrafTech Global Enterprises Inc. or GrafTech Finance Inc. ("GRAFTECH FINANCE") individually;

         o    our "BOARD OF DIRECTORS" means GTI's Board of Directors;

         o our "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" or our "AMENDED AND RESTATED BY-LAWS" mean those of GTI;

         o the "SENIOR FACILITIES" mean the senior secured bank credit facilities, as amended, under which GrafTech Finance is the borrower and GTI and certain of its subsidiaries are guarantors; and

        o the "SENIOR NOTES" mean the 10 1/4% Senior Notes due 2012 issued by GrafTech Finance and guaranteed by GTI and certain of its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges. Our reports and proxy statements and other information relating to us can also be read and copied at the NYSE located at 20 Broad Street, New York, New York 10005, (212) 656-5060.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to our securities described in this prospectus. References to the "REGISTRATION STATEMENT" or the "REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART" mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus and prospectus supplements do not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or the applicable prospectus supplement. The registration statement is available to the public over the Internet at the SEC's web site described above and can be read and copied at the locations described above.

         Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

         We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. We maintain a web site at http://www.graftech.com. The information contained on our web site is not part of this prospectus or the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "INCORPORATE BY REFERENCE" in this prospectus and any prospectus supplement the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

         We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offerings contemplated by this prospectus are completed:

        o our annual report on Form 10-K for the year ended December 31, 2002 (except for Items 6, 7 and 8), filed with the SEC on March 31, 2003;

        o our quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 15, 2003;

        o our quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC as of August 14, 2003;

        o our proxy statement on Schedule 14A, dated April 28, 2003, filed with the SEC on April 24, 2003;

        o our current report on Form 8-K, dated February 4, 2003, filed with the SEC on February 4, 2003;

        o our current report on Form 8-K, dated August 18, 2003, filed with the SEC on August 18, 2003 which restates Items 6, 7 and 8 of our annual report on Form 10-K for the year ended December 31, 2002;

        o the description of our common stock contained in our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under
           Section 12 of the Exchange Act on July 28, 1995; and

        o the description of our preferred stock purchase rights contained in our registration statement on Form 8-A (File No. 1-13888), filed with the SEC under Section 12 of the Exchange Act on September 10, 1998.

         Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

         You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference), free of charge, by oral or written request directed to: GrafTech International Ltd., Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803,
Attention: Elise A. Garofalo, Director of Investor Relations, Telephone (302) 778-8227.

                           FORWARD LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward looking statements orally or in writing. These include statements about such matters as: future production and sales of steel, aluminum, fuel cells, electronic devices and other products that incorporate our products or that are produced using our products; future prices and sales of and demand for graphite electrodes and our other products; future operational and financial performance of various businesses; strategic plans; impacts of regional and global economic conditions; interest rate management activities; restructuring, realignment, strategic alliance, supply chain, technology development and collaboration, investment, acquisition, joint venture, operating integration, tax planning, rationalization, financial and capital projects; legal matters and related costs; consulting fees and related projects; potential offerings, sales and other actions regarding debt or equity securities of us or our subsidiaries; and future costs, working capital, revenues, business opportunities, values, debt levels, cash flows, cost savings and reductions, margins, earnings and growth. The words "WILL," "MAY," "PLAN," "ESTIMATE," "PROJECT," "BELIEVE," "anticipate," "INTEND," "SHOULD," "TARGET," "GOAL," "EXPECT" and similar expressions identify some of these statements. Statements contained in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

         Actual future events and circumstances (including future performance, results and trends) could differ materially from those set forth in these statements due to various factors. These factors include:

        o the possibility that global or regional economic conditions affecting our products may not improve or may worsen due to geopolitical events, governmental actions or other factors;

        o the possibility that anticipated additions to capacity for producing steel in electric arc furnaces or anticipated reductions in graphite electrode manufacturing capacity may not occur;

        o the possibility that increased production of steel in electric arc furnaces or reductions in graphite electrode manufacturing capacity may not result in stable or increased demand for or prices or sales volume of graphite electrodes;

        o the possibility that economic or technological developments may adversely affect growth in the use of graphite cathodes in lieu of carbon cathodes in the aluminum smelting process;

        o the possibility that anticipated additions to aluminum smelting capacity using graphite cathodes may not occur or that increased production of graphite cathodes by competitors may occur;

        o the possibility that increased production of aluminum or stable production of graphite cathodes by competitors may not result in stable or increased demand for or prices or sales volume of graphite cathodes;

        o the possibility of delays in or failure to achieve widespread commercialization of proton exchange membrane ("PEM") fuel cells which use natural graphite materials and components or that manufacturers of PEM fuel cells may obtain those materials or components used in them from other sources;

        o the possibility of delays in or failure to achieve successful development and commercialization of new or improved electronic thermal management or other products;

        o the possibility of delays in meeting or failure to meet contractually specified or other product development milestones or delays in expanding or failure to expand our manufacturing capacity to meet growth in demand for new or improved products, if any;

        o the possibility that end markets for our other products may not improve or may worsen;

        o the possibility that we may be unable to protect our intellectual property or may infringe the intellectual property rights of others;

        o the occurrence of unanticipated events or circumstances relating to antitrust investigations or lawsuits or to lawsuits initiated by us against our former parents;

        o the possibility that expected cost savings from our 2002 major cost savings plan or our other cost savings efforts will not be fully realized;

        o the possibility that the anticipated benefits from the corporate realignment of our subsidiaries or the refinement of our organizational structure into three lines of business may be delayed or may not occur or that our provision for income taxes and effective income tax rate (as distinguished from our tax payments) may fluctuate significantly based on changes in financial performance of subsidiaries in various countries, changes in estimates of future ability to use foreign tax credits, changes in tax laws and other factors;

        o the occurrence of unanticipated events or circumstances relating to health, safety or environmental compliance or remediation obligations or liabilities to third parties, labor relations, raw material or energy supplies or cost, or strategic plans;

        o changes in interest or currency exchange rates, in competitive conditions or in inflation affecting our raw material, energy or other costs;

        o the possibility of failure to satisfy conditions or milestones under, or occurrence of breach of terms of, our strategic alliances with Pechiney, Ballard, ConocoPhillips or others;

        o the possibility that changes in financial performance may affect our compliance with financial covenants or the amount of funds available for borrowing under the Senior Facilities; and

        o other risks and uncertainties, including those described elsewhere or incorporated by reference in this prospectus, as well as future decisions by us.

         Occurrence of any of the events or circumstances described above could also have a material adverse effect on our business, financial condition, results of operations or cash flows.

         No assurance can be given that any future transaction about which forward looking statements may be made will be completed or as to the timing or terms of any such transaction.

         All subsequent written and oral forward looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements.

                                   THE COMPANY

         We are one of the world's largest manufacturers and providers of high quality natural and synthetic graphite- and carbon-based products and services, offering energy solutions to industry-leading customers worldwide. We manufacture and deliver high quality graphite and carbon electrodes and cathodes, used primarily in electric arc furnace steel production and aluminum smelting. We also manufacture other natural and synthetic graphite and carbon products used in, and provide services to, the fuel cell power generation, electronics, semiconductor, transportation, chemical and petrochemical markets. We have over 100 years of experience in the research and development of graphite and carbon technology, and currently hold numerous patents related to this technology.

         We believe that our electrode and cathode businesses have the leading market shares in the world. We are a global business, selling our products and engineering and technical services in more than 70 countries. We have 13 manufacturing facilities strategically located in Brazil, Mexico, South Africa, France, Spain, Russia and the U.S. Our customers include industry leaders such as Nucor Corporation and Arcelor in steel, Alcoa Inc. and Pechiney in aluminum, Ballard Power Systems Inc. in fuel cells, Intel Corporation in electronics, MEMC Electronic Materials in semiconductors and The Boeing Company in transportation.

         Our core competencies include graphite and carbon material sciences and high temperature processing know-how. We believe that we operate industry leading research, development and testing facilities. We also have strategic alliances with Pechiney, the world leader in aluminum smelting technology, Ballard Power Systems, the world leader in PEM fuel cell technology, and leaders in the electronic thermal management and other industries.

         In 2002, our businesses were organized around two operating divisions, our Graphite Power Systems Division, which included our graphite electrode and cathode businesses, and our Advanced Energy Technology Division, which included our natural graphite, advanced synthetic graphite and advanced carbon materials businesses. In 2003, we further refined the organization of our businesses into three lines of business:

        o a synthetic graphite line of business called Graphite Power Systems, which primarily serves the steel, aluminum, semiconductor and transportation industries and includes graphite electrodes, cathodes and other advanced synthetic graphite materials;

        o a natural graphite line of business called Advanced Energy Technology, which primarily serves the transportation, power generation, electronics and chemical industries and includes fuel cell, electronic thermal management and sealant products and services; and

        o a carbon materials line of business called Advanced Carbon Materials, which primarily serves the silicon metal and ferro-alloy industries and includes carbon electrodes and refractories.

         Graphite electrodes are consumed in the production of steel in electric arc furnaces, the steel making technology used by all mini-mills. Mini-mills constitute the long term growth sector of the steel industry. We believe there is currently no commercially viable substitute for graphite electrodes in electric arc steel production furnaces. Graphite electrodes are also used for refining steel in ladle furnaces and in other smelting processes. Cathodes are used in aluminum smelting. Our advanced synthetic graphite products and materials include primary and specialty products for a wide variety of markets, including the transportation and semiconductor markets. Our natural graphite products include flexible graphite, which is used primarily as gasket and sealing material in high temperature and corrosive environments in the automotive and chemical markets. Advanced natural graphite can be used in the production of materials, components and products for high-growth potential markets such as PEM fuel cell and electronic thermal management applications. Carbon electrodes are used in the production of silicon metal, a raw material primarily used in the manufacture of aluminum. Carbon refractories are used primarily as chemical industry tank and reactor linings and blast furnace and submerged arc furnace hearth walls.

         We believe that the barriers to entry in the graphite and carbon electrode, cathode and refractory industries are high. There have been no significant entrants in the graphite electrode industry since 1950. We estimate that our average capital investment to incrementally increase our annual graphite electrode manufacturing capacity would be about 20% of the initial investment for "greenfield" capacity. We also believe that production of these materials requires a significant amount of expertise and know-how, which we believe would be difficult for entrants to replicate in order to compete effectively.

         We believe that our new organizational structure better aligns our advantaged manufacturing platform with market opportunities and enables accelerated decision-making to respond to those opportunities. Under this organizational structure, we are further streamlining our operations and revising our compensation programs to strengthen our business strategies. A main component of our compensation programs is a direct link between cash incentive compensation and cash profitability of our businesses.

         Our management team has actively repositioned our manufacturing network, improved product quality, reduced costs, reduced debt and other obligations, and managed antitrust liabilities. We have also implemented an enterprise-wide risk management process whereby we assess the business risks to our goal of maximizing cash flow, using a structured and disciplined approach. This approach seeks to align our people and processes with our critical strategic uncertainties so that our management team and GTI's Board of Directors may better evaluate and manage those uncertainties.

         GTI and the other registrants are Delaware corporations, except for UCAR Holdings V Inc. (formerly UCAR Composites Inc.), which is a California corporation, and UCAR Carbon Technology LLC, which is a Delaware limited liability company. The principal executive offices of GTI and the other registrants are located at Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803, and our telephone number at that location is (302) 778-8227.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges for the periods indicated.



                                                                                                SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,            JUNE 30,
                                                                  -----------------------            --------
                                                            1998   1999    2000    2001   2002     2002   2003
                                                            ----   ----    ----    ----   ----     ----   ----

Ratio of earnings to fixed charges (a)(b)............          -   1.55x   1.20x      -      -        -      -

----------------------------


(a)      The ratio of earnings to fixed charges has been computed by dividing
         (i) earnings before income taxes, plus minority stockholders' equity in consolidated entities, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest, by (ii) fixed charges, which consist of interest charges (including capitalized interest), plus the portion of rental expense that we deem to include an interest factor.

(b) Earnings were insufficient to cover fixed charges by $11 million, $72 million and $32 million in 1998, 2001 and 2002, respectively. Non-cash restructuring charges and impairment losses on long-lived and other assets were $29 million, $3 million, $82 million, $14 million, $13 million and $12 million in 1998, 2000, 2001, 2002, the 2002 first half and the 2003 first half, respectively. Cash restructuring charges were $51 million (including a $6 million reversal in 1999), $6 million, $10 million, $6 million, $5 million and $8 million in 1998, 2000, 2001, 2002, the 2002 first half and the 2003 first half, respectively.

                                 USE OF PROCEEDS

         Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes include:

        o   repayment or refinancing of debt or payment of other obligations;

        o   capital expenditures;

        o   repurchases or redemptions of securities;

        o   working capital; and

        o   acquisitions.

         Pending use for a specific purpose, we may initially use the net proceeds to reduce the outstanding balance under our revolving credit facility or other credit lines or, if at the time there is no outstanding balance, to invest in short-term, investment quality, interest-bearing securities or deposits.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under "Risk Factors" or "Forward Looking Statement and Risk Factors" in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment.

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

         We may offer and sell, from time to time, shares of common stock of GTI or shares of one or more series of preferred stock of GTI.

         The following description is only a summary of the material provisions of our Amended and Restated Certificate of Incorporation, the Certificate of Designations creating our series A junior participating preferred stock, the Rights Agreement dated as of August 7, 1998 (as amended, the "RIGHTS AGREEMENT") between GTI and Computershare Investor Services, LLC, as rights agent, the form of certificate of designations creating any new series of preferred stock, and our Amended and Restated By-Laws, in each case to the extent that they relate to our common stock and our preferred stock. The applicable prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement. We will file with the SEC, each time we issue a new series of preferred stock, a copy of the certificate of designations creating that new series, and that certificate of designations will be incorporated by reference into the registration statement of which this prospectus is a part.

         This summary of certain provisions of these documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each of these documents. These documents may be amended from time to time. Each of the documents mentioned above has been or will be filed as an exhibit to the registration statement. You should read each of these documents because they, not this description, define your rights as stockholders. For more information as to how your can obtain a copy of each of these documents, see " Where You Can Find More Information."

GENERAL

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 shares have been designated as series A junior participating preferred stock. At August 11, 2003, excluding shares issued in connection with equity incentive and employee benefit plans in the ordinary course after June 30, 2002, there were 67,319,984 shares of common stock outstanding (including shares held in employee benefits protection and deferred compensation trusts), no shares of preferred stock outstanding and 14,335,681 shares of common stock held or reserved for issuance under various equity-based compensation and benefit plans.

COMMON STOCK

         The holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise such vote either in person or by proxy. Stockholders are not entitled to cumulate their votes for the election of directors, which means that, subject to such rights as may be granted to the holders of shares of preferred stock, the holders of more than 50% of the shares of common stock voting for the election of directors are able to elect all of the directors and the holders of the remaining shares of common stock will not be able to elect any director.

         Subject to preferences to which holders of shares of preferred stock may be entitled, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of preferred stock may be entitled, the holders of shares of common stock are entitled to receive ratably all of our assets (including cash, securities and other property) distributed upon our liquidation, dissolution or winding up.

         Each share of common stock is accompanied by a preferred stock purchase right as described under " -Preferred Stock Purchase Rights." The holders of shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights (other than the preferred stock purchase rights).

         The outstanding shares of common stock are, and any shares of the common stock sold hereunder or issued upon conversion, exercise or exchange of other securities sold hereunder will be, duly authorized, validly issued, fully paid and nonassessable. This means that you have paid the full purchase price for your shares and you will not be assessed any additional amount for your shares.

         The outstanding shares of common stock are, and any shares of the common stock sold hereunder or issued upon conversion, exercise or exchange of other securities sold hereunder will be, upon official notice of issuance, listed on the NYSE under the symbol "GTI." The transfer agent and registrar for the common stock is Computershare Investor Services LLC.

PREFERRED SHARE PURCHASE RIGHTS

         Each share of common stock from time to time outstanding (including each share sold hereunder or issued upon conversion, exercise or exchange of other securities sold hereunder) is accompanied by one preferred share purchase right (a "RIGHT"). The rights are intended to protect us and our stockholders against coercive takeover tactics. The rights are also intended to encourage potential acquirors to negotiate with our Board of Directors before attempting a takeover and to increase the ability of our Board of Directors to negotiate terms of any proposed takeover for the benefit of our stockholders. The rights may, however, deter takeover proposals that may be desired by our stockholders.

         SEPARATE ISSUANCE OF RIGHTS. The rights will be traded (and be transferable) with (and only with) shares of common stock and will be evidenced by (and only by) the stock certificates evidencing shares of common stock until the earlier to occur of:

        o 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "ACQUIRING PERSON") has acquired beneficial ownership of 15% or more of the then outstanding shares of common stock; or

        o 10 business days (or such later date as may be determined by our Board of Directors prior to the time any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the then outstanding common stock (the earlier of such dates being called the "DISTRIBUTION DATE").

         As soon as practicable following the Distribution Date, separate certificates evidencing the rights will be mailed to holders of record of the shares of common stock outstanding as of the close of business on the Distribution Date. Thereafter, the rights certificates (and only the rights certificates) will evidence the rights.

         EXERCISABILITY OF RIGHTS. The rights are exercisable on and after (and only on and after) the Distribution Date.

         The rights will expire on August 7, 2008, unless that date is advanced or extended by us or unless the rights are earlier redeemed or exchanged by us.

         Until a right is exercised, the holder, as such, will not have rights as a stockholder, including the right to vote or to receive dividends or distributions.

         If the rights become exercisable, each right entitles the registered holder to purchase from us one one-thousandth of a share of series A junior participating preferred stock of GTI at a price of $110 per one one-thousandth of a share, subject to adjustment as described below under "--Anti-Dilution Provisions of Rights." Because of the nature of the dividend, liquidation and voting rights of the series A junior participating preferred stock, the value of one one-thousandth of a share should approximate the value of one share of common stock of GTI.

         ANTI-DILUTION PROVISIONS OF RIGHTS. The purchase price payable, and the number of shares of series A junior participating preferred stock (or other securities or property) issuable, upon exercise of the rights is subject to adjustment from time to time to prevent dilution:

        o in the event of a stock dividend on, or a subdivision, combination or reclassification of, our common stock;

        o upon the grant to holders of shares of series A junior participating preferred stock of certain options, rights or warrants to subscribe for or purchase additional shares of series A junior participating preferred stock at a price, or securities convertible into or exchangeable for shares of series A junior participating preferred stock with a conversion or exchange price, less than the then current market price of the shares of series A junior participating preferred stock; or

        o upon the distribution to holders of shares of series A junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in shares of series A junior participating preferred stock) or of subscription rights or warrants (other than those described above).

         The number of outstanding rights is subject to adjustment in the event of a stock dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring prior to the Distribution Date.

         With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of series A junior participating preferred stock or shares of common stock will be issued (other than fractions of a share of series A junior participating preferred stock which are integral multiples of one one-thousandth of a share, which may, at our election, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the series A junior participating preferred stock or the common stock, respectively.

         SERIES A SENIOR PARTICIPATING PREFERRED STOCK. Shares of series A junior participating preferred stock will rank junior to all other series of our preferred stock, including the shares of any other series preferred stock described in this prospectus, if our Board of Directors, in creating those other series, provides that they will rank senior to the series A junior participating preferred stock.

         The shares of series A junior participating preferred stock purchasable upon exercise of the rights will not be redeemable.

         Subject to preferences to which holders of shares of a senior series of preferred stock may be entitled, each share of series A junior participating preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $10.00 or
(b) the Adjustment Number times the quarterly dividend declared per share of common stock. The "ADJUSTMENT NUMBER" currently is 1,000. If at any time we:

        o declare and pay any dividend on shares of common stock payable in shares of common stock;

        o subdivide the outstanding shares of common stock into a greater number of shares; or

        o combine the outstanding shares of common stock into a smaller number of shares,

then the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately prior to such event.

         Subject to preferences to which holders of shares of a senior series of preferred stock may be entitled, in the event of our liquidation, dissolution or winding up, holders of shares of series A junior participating preferred stock will be entitled to a minimum preferential payment equal to the greater of (i) $110,000 per share (plus any accrued but unpaid dividends) or (ii) the Adjustment Number times the per share amount of all cash, securities and other property to be distributed in respect of the common stock upon our liquidation, dissolution or winding up.

         Each share of series A junior participating preferred stock will have a number of votes equal to the Adjustment Number, voting together with the common stock.

         In the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of series A junior participating preferred stock shall at the same time be similarly exchanged or converted into an amount per share equal to the Adjustment Number times the aggregate amount of cash, securities or other property into which or for which each share of common stock is converted or exchanged.

         EFFECT OF A PERSON BECOMING AN ACQUIRING PERSON. If any person or group becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will have become void), will thereafter have the right to receive upon exercise of a right that number of shares of common stock having a market value of two times the purchase price of the right.

         If, after a person or group has become an Acquiring Person, we are acquired in a merger, consolidation or other transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a right that number of shares of common stock of the person with whom we have engaged in such merger, consolidation or transaction (or its parent) having a market value of two times the purchase price of the right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous two paragraphs or the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, our Board of Directors may exchange the rights (other than rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of common stock or shares of series A junior participating preferred stock (or another series of our preferred stock having equivalent rights, preferences and privileges), at an average exchange ratio of one share of common stock, or a fractional share of series A junior participating preferred stock (or other series of preferred stock) equivalent in value thereto, per right.

         REDEMPTION AND AMENDMENTS OF RIGHTS. At any time prior to the time a person or group becomes an Acquiring Person, our Board of Directors may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon redemption, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

         For so long as the rights are redeemable, we may, except with respect to the redemption price, amend the Rights Agreement in any manner. After the rights are no longer redeemable, we may, except with respect to the redemption price, amend the Rights Agreement only in any manner that does not adversely affect the interests of holders.

PREFERRED STOCK

         Our Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix all rights, preferences, privileges and powers thereof, and all qualifications, limitations and restrictions thereon, without approval of stockholders, including:

        o     the designation of each series;

        o     the number of shares in each series;

        o the optional and mandatory repurchase and redemption rights of each series (including sinking fund and share retirement provisions), if any;

        o the liquidation preference of each series (including liquidation premiums and treatment of a merger, asset sale and other business combination as a liquidation), if any;

        o the mandatory and optional conversion and exchange rights of each series (including antidilution protection), if any;

        o the restrictions on authorization or issuance of shares in the same series or any other series;

        o the relative ranking (as to dividends, distributions, redemption, repurchase, liquidation preferences and other rights) of each series in respect of each other series and the common stock, if any;

        o     the preemptive and subscription rights of each series, if any; and

        o the voting rights of each series (including class voting rights, director nomination and election rights, cumulative voting rights and disproportionate voting rights as relative to the common stock or any other series of preferred stock), if any.

         To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

         Subject to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our Board of Directors out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon our liquidation, dissolution or winding up.

         Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and you will not be assessed any additional amount for your shares.

         As described under "-Description of Depositary Shares," we may elect to offer depositary shares represented by depository receipts. If we so elect, each depositary share will represent a fractional interest in a share of a series of preferred stock. If we issue depositary shares representing interests in shares of a series of preferred stock, those shares will be deposited with a depositary.

         Our Board of Directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorizes such series.

CERTAIN EFFECTS OF AUTHORIZED AND UNISSUED STOCK

         The unissued shares of authorized capital stock may be issued for a variety of proper corporate purposes, including acquisitions, compensation and incentive plans, and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued shares may be to enable our Board of Directors to discourage or prevent a takeover attempt (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of our management. The issuance of shares of preferred stock, whether or not related to any takeover attempt, may adversely affect the rights of the holders of shares of common stock.

CERTAIN CHARTER AND STATUTORY PROVISIONS

         Certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Delaware law may:

        o limit the ultimate liability of our directors and executive officers for breaches of certain of their duties to us and our stockholders; and

        o discourage or prevent a takeover attempt (by means of a proxy contest, tender or exchange offer, or otherwise) and consideration of stockholder proposals (such as proposals regarding reorganization, restructuring, liquidation or sale of all or a substantial part of our assets).

         ELIMINATION OF DIRECTOR LIABILITY. Under Delaware law, directors of a Delaware corporation can generally be held liable for certain acts and omissions in connection with the performance of their duties to the corporation and its stockholders. As permitted by Delaware law, however, our Amended and Restated Certificate of Incorporation contains a provision eliminating the liability of directors for monetary damages for breaches of their duties to us and our stockholders. This provision does not, however, eliminate liability for:

        o     breaches of duty of loyalty to us and our stockholders;

        o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

        o     transactions from which improper personal benefit is derived; and

        o unlawful declaration of dividends or repurchases or redemptions of shares of capital stock.

This provision applies to officers only if they are directors and are acting in their capacity as directors. Although the issue has not been determined by any court, this provision may have no effect on claims arising under federal securities laws. This provision does not eliminate the duty of care, but only eliminates liability for monetary damages for breaches of such duty under various circumstances. Accordingly, this provision has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a breach of the duty of care. Equitable remedies may not, however, be wholly effective to remedy the injury caused by any such breach.

         STATUTORY PROVISIONS REGARDING BUSINESS COMBINATIONS. We are subject to
Section 203 of the General Corporation Law of the State of Delaware. In general,
Section 203 prohibits an "interested stockholder" from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder, unless:

        o prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

        o upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

        o on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

         Section 203 defines a "business combination" to generally include:

        o any merger or consolidation involving the corporation and an interested stockholder;

        o any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;

        o subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

        o any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or

        o the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

         Section 203 generally defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

         INDEMNIFICATION OF DIRECTORS AND OFFICERS. Our Amended and Restated By-Laws provide that we shall:

        o indemnify each person who is or was involved in any legal proceeding because he is or was a director or officer (or is or was serving at our request as a director, officer, partner, member, manager, employee, agent or trustee of another entity) against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by him or her in connection therewith; and

        o pay the expenses incurred in defending such proceeding in advance of its final disposition,

in each case, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent that the provisions of Delaware law so authorizing are broadened, as it may be amended).

         Our Amended and Restated By-Laws further provide that:

        o persons entitled to indemnification may bring suit against us to recover indemnification or payments claimed to be due thereunder;

        o if the suit is successful, the expense of bringing the suit will be paid by us;

        o while it is a defense to the suit that the claimant has not met the standards of conduct making indemnification or payment permissible under Delaware law, the burden of proving the defense will be on us; and

        o that neither the failure of our Board of Directors to have made a determination that indemnification is proper nor its affirmative determination that indemnification is improper will be a defense to the suit or create a presumption that the claimant has not met such standards of conduct.

         In addition, our Amended and Restated By-Laws provide that:

        o the rights to indemnification and payment of expenses so provided are not exclusive of any other similar right that any person may have or acquire under any statute or otherwise;

        o we have the right to enter into indemnification contracts or otherwise arrange for indemnification of directors and officers that may be broader than the indemnification so provided; and

        o we may maintain, at our expense, insurance to protect us and our directors and officers against any expense, liability or loss, whether or not we would have the power to indemnify such directors and officers, against such expense, liability or loss under our Amended and Restated By-Laws or Delaware law.

         We currently maintain a policy providing up to $75 million of insurance to our directors and officers against certain losses and expenses arising out of certain claims, including claims arising in connection with the offerings described in the prospectus.

         OTHER PROVISIONS. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that:

        o the number of members of our Board of Directors shall consist of that number (not less than three or more than fifteen) as may be fixed from time to time by our Board of Directors;

        o except as otherwise required by Delaware law, directors (other than those elected by the holders of shares of preferred stock, if any) can be removed only for cause and only by the affirmative vote of holders of at least 67% of the voting power of all then outstanding shares of our capital stock entitled to vote generally for the election of directors (the "VOTING STOCK"); and

        o except as otherwise required by Delaware law, a vacancy on our Board of Directors, including a vacancy created by an increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office (and not by the stockholders unless no directors are then in office).

         In addition, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that:

        o stockholders are not permitted to call a special meeting of stockholders or to require our Board of Directors or officers to call such a special meeting;

        o only our Board of Directors acting upon (but only upon) the affirmative vote of that number of directors who would constitute at least a majority of the members of our Board of Directors if there were no vacancies, certain committees of our Board of Directors or the president or chief executive officer are permitted to call a special meeting; and

        o stockholder action may be taken only at an annual or a special meeting of stockholders and may not be taken by written consent.

These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of our Board of Directors, except at an annual meeting.

         Our Amended and Restated By-Laws provide that notice of nominations for the election of directors to be made at, and business to be brought before, an annual or a special meeting of stockholders by a stockholder must be received by our Secretary not later than 105 or more than 135 days before the meeting (except that, if notice or public disclosure of the meeting is given or made less than 105 days before the meeting, the notice need only be received within 10 days following such notice or public disclosure). A notice regarding any nomination must contain detailed information regarding the stockholder making the nomination and each nominee. A notice regarding any business to be brought before the meeting must contain detailed information regarding the business to be so brought, the reasons for conducting such business at the meeting, the stockholder proposing such business and any material interest of such stockholder in such business. Although such provisions do not give our Board of Directors any power to approve or disapprove stockholder nominations or proposals, they have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by our Amended and Restated By-Laws are not complied with and may have the effect of discouraging a stockholder from conducting a contest or making a proposal.

         Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors, in connection with taking any action, to consider factors other than the economic benefit of such action to the stockholders. Such factors include the long-term and short-term interests of our employees, suppliers, creditors and customers and of the communities in which we engage in business.

         AMENDMENTS. Our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of 67% of the Voting Stock will be required to amend, modify or repeal any provision of the Certificate of Incorporation or our Amended and Restated By-Laws discussed above. Our Amended and Restated Certificate of Incorporation provides that our Board of Directors acting upon (but only upon) the affirmative vote of that number of directors who would constitute at least a majority of the members of our Board of Directors if there were no vacancies, will be able to amend, modify or repeal our Amended and Restated By-Laws.

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

         We may offer and sell, from time to time, one or more series of debt securities. Debt securities include notes, debentures, bonds and other evidences of indebtedness. Debt securities may be senior or subordinated and secured or unsecured, or a combination thereof. Debt securities may be guaranteed by GTI or one or more of its subsidiaries. Guarantees may be full or limited, senior or subordinated and secured or unsecured, or a combination thereof. Each series of debt securities will be issued under, and the terms of each series will be set forth in, a separate indenture (or a supplement thereto) between us and a bank or trust company, as trustee, that our Board of Directors will designate at the time it authorizes such series.


         Unless the context otherwise requires:

        o when we refer to debt securities in relation to an indenture we mean only the indenture (or the indenture and the supplement thereto) under which those debt securities are issued and no other indenture (including the same indenture to the extent that another series of debt securities is issued pursuant thereto or pursuant to a supplement thereto); and

        o when we refer to an indenture in relation to debt securities we mean only the indenture (and any supplement thereto) pursuant to which that series of debt securities is issued and no other series of debt securities.


         The trustee performs a variety of different roles. First, it may perform certain administrative duties for us. For example, the trustee may act as our agent to authenticate certificates issued to evidence debt securities. When performing that role, the trustee is called the "AUTHENTICATING AGENT." While the trustee typically performs that role, our Board of Directors has the right to appoint some other person to perform that role or we may perform that role ourselves. Second, it can enforce the rights of holders of debt securities against us as more fully described under "-Defaults."

         To the extent that debt securities are guaranteed, the guarantees will be set forth in the indenture or supplements thereto. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the indenture or supplements thereto, security agreements, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be required (collectively called "SECURITY DOCUMENTS").

         The following description is only a summary of the material provisions of the form of indenture (including the form of debt security attached thereto). The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any related guarantees and security. We will file with the SEC, each time we issue a new series of debt securities, a copy of the indenture (and any supplements thereto) creating that new series and any related security documents, and these will be incorporated by reference into the registration statement of which this prospectus is a part. The indenture and the supplemental indentures will be subject to and governed by the Trust Indenture Act of 1939.

         This summary of certain provisions of these documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each of these documents and the Trust Indenture Act of 1939. These documents may be supplemented or amended from time to time. Each of the documents mentioned above has been or will be filed as an exhibit to the registration statement. You should read each of these documents because they, not this description, define your rights as holders of debt securities and beneficiaries of any related guarantees and security.

For more information as to how you can obtain a copy of each of these documents, see "Where You Can Find More Information."

GENERAL

         The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The indenture gives us broad authority to issue debt securities in one or more series, to add to or change certain of the provisions of the indenture and to fix all of the terms, conditions, rights and restrictions of each series, including:

        o     the issuer of each series;

        o     the title and type of each series;

        o the currency (or method for determining the currency) in which each series will be denominated and principal, interest and premium, if any, will be paid;

        o     the aggregate principal amount of each series;

        o     the maturity date or dates of each series;

        o the interest rate (or method for determining the interest rate) of each series (including provisions relating to the accrual and computation of interest, including the dates from and to which interest will accrue, and provisions relating to variable or participatory interest rates);

        o the provisions relating to payment of principal, interest and premium, if any, for each series (including provisions relating to record dates and payment dates and places and provisions relating to rights to defer payments or extend payment dates);

        o the provisions relating to the issuance of debt securities in the form of global securities that represent all or part of each series and the depositary for those global securities;

        o additions to or changes in the events of default (including grace periods) for each series;

        o additions to or changes in the rights of holders of debt securities upon occurrence of an event of default (including provisions relating to acceleration and additional interest) for each series;

        o the seniority or subordination provisions of each series (including the relative ranking of each series with respect to each other series and our other debt securities and other indebtedness and restrictions on payments on subordinated debt securities (and remittance and pay-over provisions) during the continuance of an event of default on senior debt securities);

        o the optional and mandatory conversion and exchange rights of each series (including anti-dilution provisions), if any;

        o the optional and mandatory repurchase, redemption and prepayment rights of each series (including provisions relating to asset sales, excess cash flow, sinking funds and change of control);

        o the guarantors of each series and the extent of the guarantees (including provisions relating to seniority, subordination and security), if any;

        o the collateral to secure repayment of each series and the extent to which collateral shall be subject to the claims of holders of such series (including provisions relating to priority), if any;

        o additions to or changes in legal and covenant defeasance provisions for each series;

        o the affirmative or negative covenants applicable to each series (including dividend payment, debt incurrence, investment, asset sale, sales-leaseback, capital expenditure, lien and other limitations or restrictions and requirements to meet leverage, interest coverage, net worth or other financial measures), if any, and the extent to which such covenants shall apply to GTI and each of its subsidiaries, if any;

        o the restrictions on issuance of additional debt securities of the same or any other series or any other debt securities, if any;

        o additions to or changes in the authorized denomination and form of any temporary or definitive certificates for each series (including provisions relating to bearer certificates, if any); and

        o the authenticating agents, paying agents, transfer agents, registrars and other agents for each series.

         Subject to compliance with any applicable covenants and applicable law, we may, without the consent of the holders of a series of outstanding debt securities, issue additional debt securities of the same series. All debt securities of each series shall be equally and ratably entitled to the benefits of all other debt securities of the same series without preference, priority or distinction on account of the actual time of the issuance, sale, authentication or delivery. The outstanding debt securities and the new debt securities will constitute a single class and series for all purposes, including for purposes of benefiting from any guarantees or security, participating in any redemption or offer to repurchase, and determining whether the required percentage of holders has given consent to any amendment or waiver or given direction to the trustee to take or not take any action on behalf of all holders.

         One or more series of debt securities may be issued where the amount of principal, interest or premium payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such series of debt securities may receive a payment of principal, interest or premium, if any, that is greater than or less than the amount of principal, interest or premium otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.

         One or more series of debt securities may be sold at a discount below their stated principal amount or bearing no interest or interest at a rate that at the time of issuance is below market rates. We call these debt securities "ORIGINAL ISSUE DISCOUNT" debt securities. If a debt security is an original issue discount debt security, an amount less than the principal amount may be due and payable upon acceleration of the maturity date.

         One or more series of debt securities may include exchange provisions that permit, at the option of the holder, variable rate debt securities to be exchanged for fixed rate debt securities.

         Our Board of Directors will designate the market or exchange on which each series of debt securities will be listed or eligible for trading, if any, at the time it authorizes such series.

         We will be entitled, at any time and from time to time, to repurchase outstanding debt securities of any or all series in the open market or otherwise.

RANKING

         Senior debt securities will rank equally with all of the issuer's other unsubordinated indebtedness and will be senior in right of payment to any of the issuer's indebtedness that states by its terms that it is subordinate to the senior debt securities. We currently do not have any subordinated indebtedness outstanding. Unless otherwise disclosed in the applicable prospectus supplement, debt securities and any related guarantees will be unsecured. We currently have outstanding indebtedness (including the Senior Facilities and the Senior Notes), and we may in the future have outstanding indebtedness (including debt securities), that is secured by some or all of our assets. These assets include intercompany promissory notes and intercompany guarantees of those promissory notes, some of which notes and guarantees are secured by other assets. Secured indebtedness has and will have priority and effectively seniority (even as compared to senior debt securities) to the extent of the value of those assets (except to the extent that senior debt securities have a senior security interest in those same assets). Subordinated debt securities of the issuer will rank junior and subordinate in right of payment to prior payment in full of senior indebtedness of the same issuer as more fully described under "-Subordination."

         All of our material operations are conducted through our subsidiaries. Claims of creditors of subsidiaries that are not guarantors of debt securities (or obligors under intercompany promissory notes or intercompany guarantees of those promissory notes, in each case to the extent pledged to secure debt securities), including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of, among others, holders of debt securities. Accordingly, debt securities will be effectively subordinated to creditors (including trade creditors) and preferred stockholders of subsidiaries that are neither guarantors nor obligors under such intercompany promissory notes or intercompany guarantees.

DENOMINATION, REGISTRATION AND TRANSFER

         We may issue debt securities in fully registered definitive form without coupons, in bearer form with coupons (or without coupons, if the debt securities do not bear interest), or in global form, and in denominations of $1,000 and any integral multiple thereof.

         Registered definitive securities are securities evidenced by certificates that either:

        o represent individually the amount of debt securities held by each holder, and collectively the aggregate amount of debt securities held by all holders, where the certificates are registered in the name of the respective holders (called "DEFINITIVE SECURITIES"); or

        o represent globally the entire amount of debt securities, where the certificates are registered in the name of a depositary or its nominee who records in book-entry form certain respective interests of others in the debt securities (called "GLOBAL SECURITIES").


         The names in which the certificates of each series of debt securities are registered are recorded in the securities register for that series. The person who maintains the securities register for a series of such debt securities is called the "REGISTRAR" for that series. The person who performs transfers of a series of such debt securities is called the "TRANSFER AGENT" for that series. Typically, the same person performs both roles. Our Board of Directors may select the registrar and transfer agent for each series of debt securities at the time it authorizes such series. Our Board of Directors may select the trustee or another person or we may perform the role ourselves, and our Board of Directors may change the registrar from time to time.

         Bearer securities are securities evidenced by certificates that represent individually the amount of debt securities held by each holder, and collectively the aggregate amount of debt securities held by all holders, but where the certificates are not registered in any name and all rights with respect thereto are held by the persons who possess them (called the "BEARER SECURITIES").

         Global securities and registration, transfer, exchange, redemption, delivery and other matters relating to global securities and interests in global securities are more fully described under "Description of Global Securities."

         Definitive securities will be freely transferable by persons who are not affiliates of GTI and will be exchangeable for other definitive securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. We may permit bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series to be exchanged for definitive securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, interest on bearer securities surrendered in exchange for definitive securities between a regular record date and the relevant date for payment of interest must be surrendered without the coupon relating to payment of interest on such date. Interest will not be payable on such date on the definitive securities issued in exchange for such bearer securities but will be payable only to the holder of such coupon when due. Unless otherwise disclosed in the applicable prospectus supplement, bearer securities will not be issued in exchange for definitive securities. Unless otherwise disclosed in the applicable prospectus supplement, debt securities of one series may not be exchanged for debt securities of a different series.

         If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount thereof to be redeemed. A new debt security in a principal amount equal to the unredeemed portion of the original debt security registered in the name of the holder (or, in the case of bearer securities, in no name) will be issued upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on debt securities or portions thereof called for redemption.

         In the event of any redemption of debt securities of any series, we will not be required to:

        o issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:


                 - the day of mailing of the relevant notice of redemption, if the debt securities are issuable only as definitive securities;


                 - the day of mailing of the relevant notice of redemption, if the debt securities are issuable as definitive or bearer securities and there is no publication; and

                 - the day of the first publication of the relevant notice of redemption, if the debt securities are issuable only as bearer securities;

        o register the transfer of or exchange any debt security of that series, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

        o exchange any bearer security of that series, selected for redemption, except to exchange the bearer security for a definitive security of that series and like tenor that simultaneously is surrendered for redemption; or

        o issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except any portion thereof not to be repaid.


         The trustee, registrar, transfer agent and authenticating agent will effect and record a transfer or exchange of definitive securities only if it is satisfied with your proof of ownership. You will not be required to pay any service charge in connection with any transfer or exchange. We may, however, require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection with certain transfers and exchanges. To transfer or exchange definitive securities or to receive payments (other than interest or other interim payments) on definitive securities, the registered holder must physically deliver the certificates to the office of the trustee, registrar, paying agent or other agent, as applicable. To transfer bearer securities, the bearer must physically deliver the certificates to the transferee. To exchange bearer securities or to receive payments (other than interest) on bearer securities, the bearer must physically deliver the certificates to the office of the trustee, registrar, paying agent or other agent, as applicable. To receive interest payments on bearer securities, the bearer must deliver the applicable coupons to the office of the paying agent or other agent, as applicable.

PAYMENT AND PAYING AGENTS

         Payment of principal, interest and premium, if any, on a series of debt securities on the relevant payment date will be made to the holders in whose name the debt securities are registered at the close of business on the record date for that payment (or, in the case of bearer securities, to the holder of the certificates evidencing the bearer securities or the coupons, as applicable). The person who delivers such payment to those holders is called the "PAYING AGENT" for such securities. We will select the paying agent for each series of debt securities in the future. We may select the trustee or another person or perform the role ourselves and we may change the paying agent from time to time.

         Unless otherwise disclosed in the applicable prospectus supplement, principal and premium, if any, of and interest on a debt security of each series will be payable at the office of the paying agent for such series, except that, at our option, payment of interest may be made by check mailed to the address of the holder of definitive securities at such address as appears in the securities register for such series or by wire transfer to an account maintained by the holder.

         All monies paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security that remains unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

CLASSIFICATION OF SUBSIDIARIES

         The indenture or supplement thereto applicable to any series of debt securities may contain restrictive covenants that apply to our restricted subsidiaries, but not our unrestricted subsidiaries. The form of indenture does not require us to maintain any restricted subsidiaries. The form of indenture does contain certain provisions that relate to our significant subsidiaries.

         A "RESTRICTED SUBSIDIARY" is any subsidiary of GTI that is not an unrestricted subsidiary. In general, an "UNRESTRICTED SUBSIDIARY" is:

        o any subsidiary of GTI that is designated an unrestricted subsidiary by our Board of Directors (or the chief financial officer of GTI, if the subsidiary is not a significant subsidiary) in the manner provided below; and

        o     any subsidiary of an unrestricted subsidiary;


provided, however, that GTI shall not be entitled to designate the issuer of debt securities of such series as an unrestricted subsidiary. In general, a "SUBSIDIARY" is any corporation, partnership, limited liability company or other business entity of which more than 50% of the total voting power is owned or controlled, directly or indirectly, by us. A "SIGNIFICANT SUBSIDIARY" means any of our restricted subsidiaries that would be a significant subsidiary within the meaning of Rule 1-02 under Regulation S-X adopted by the SEC.

         Our Board of Directors (or the chief financial officer of GTI , if the subsidiary is not a significant subsidiary) may designate any subsidiary of GTI (including any newly acquired or newly formed subsidiary) to be an unrestricted subsidiary, unless the subsidiary or any of its subsidiaries owns any capital stock or indebtedness of, or holds any lien on any property of, GTI or any other subsidiary of GTI that is not a subsidiary of the subsidiary to be so designated; provided, however, that if the applicable indenture or supplement thereto contains a covenant that limits investments, dividends or similar payments, then either:

        o the subsidiary to be so designated must have total assets of $1,000 or less; or

        o if the subsidiary to be so designated has assets greater than $1,000, then an investment, dividend or similar payment in an amount equal to the consolidated net assets of the subsidiary to be so designated would be permitted under the covenant.

         Our Board of Directors of GTI may at any time designate any unrestricted subsidiary to be a restricted subsidiary so long as no default shall have occurred and be continuing; provided, however, that if the applicable indenture or supplement thereto contains a covenant that limits incurrence of indebtedness based on a financial measure, then immediately after giving effect to such designation, we must be able to incur $1.00 of additional indebtedness under the covenant.

         Any designation of an unrestricted subsidiary by our Board of Directors or the chief financial officer of GTI, as the case may be, shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of the Board of Directors of GTI giving effect to such designation and an officers' certificate certifying that such designation complied with the requirements described above.

GUARANTEES

         GTI or one or more of its direct or indirect subsidiaries, or any combination of them, may, severally or jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

         All guarantees will bind the successors of the guarantors and will inure to the benefit of holders of the debt securities guaranteed. The guarantees will terminate upon the first to occur of:

        o full payment of the principal, interest and premium, if any, of all debt securities guaranteed; or

        o     other discharge of all debt securities guaranteed;

except that each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of debt securities guaranteed must restore payment of any sums paid under the debt securities or the guarantee.

         The guarantee of a subsidiary will be released:

        o upon the sale or other disposition (including by way of consolidation or merger) of the subsidiary; or

        o upon the sale or disposition of all or substantially all of the assets of the subsidiary;

in each case other than a sale or disposition to GTI or one of its affiliates. The guarantee of a subsidiary will also be released upon:

        o the merger or consolidation of the subsidiary with or into, or the dissolution and liquidation of the subsidiary into, a subsidiary that is or becomes a guarantor of, or another person that guarantees, the debt securities guaranteed; or

        o     the designation of the subsidiary as an unrestricted subsidiary.

         The guarantee will constitute a guarantee of payment and not of collection. Accordingly, the trustee or, under the circumstances described below, the holders of the debt securities guaranteed may institute a legal proceeding directly against the guarantor to enforce rights under the guarantee without first instituting a legal proceeding against the issuer of the debt security guaranteed or any other person or to realize upon any security for the debt securities guaranteed.

         Subject to certain restrictions, the holders of a majority in principal amount of the debt securities guaranteed are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of a guarantee or of exercising any trust or power conferred upon the trustee under the guarantee. If the trustee fails to enforce the guarantee, any holder of the debt securities guaranteed may institute a legal proceeding directly against the guarantors to enforce the trustee's rights under the guarantee, without first instituting a legal proceeding against the trustee or any other person. In addition, any holder of debt securities guaranteed shall have the right, which is absolute and unconditional, to proceed directly against the guarantors to obtain guarantee payments, without first waiting to determine if the trustee has enforced a guarantee or instituted a legal proceeding against the guarantor or any other person. The guarantors will waive any right to require that any action be brought against the trustee or any other person before proceeding directly against the guarantors.

INTERCOMPANY PROMISSORY NOTES AND INTERCOMPANY PROMISSORY NOTE GUARANTEES

         We may loan proceeds from the issuance of debt securities of one or more series to certain of our foreign subsidiaries. These loans may be evidenced by new intercompany promissory notes, and these new intercompany promissory notes may be secured. Certain of our foreign subsidiaries may guarantee the new intercompany promissory notes, and the guarantees may be secured. The foreign subsidiaries may use the proceeds from the loans as described under "Use of Proceeds." In connection with repayment of debt as described under "Use of Proceeds," the foreign subsidiaries may use the proceeds from the loans to repay other intercompany loans. We may, in turn, use these repayments to repay other indebtedness (including repayment of the Senior Facilities and offers to repurchase Senior Notes). We may be required (by the terms of other indebtedness) to pledge the new intercompany promissory notes and related guarantees to secure other indebtedness (including the Senior Facilities or the Senior Notes). In addition, we may need to obtain consent from holders of other indebtedness (including the lenders under the Senior Facilities and the holders of the Senior Notes) to make such loans or repayments or we may be required (by the terms of other indebtedness) to use such repayments for reinvestment in our business or to repay other indebtedness (including repayment of the Senior Facilities or offers to repurchase Senior Notes). We give no assurance that we could obtain such consent or make such reinvestments.

         Subject to obtaining any contrary requirements as described above, we may pledge the new intercompany promissory notes and related guarantees to secure the debt securities of such series. Under such circumstances, there may be limitations on prepayment of or changes to the new intercompany promissory notes and related guarantees. Any such limitations will be disclosed in the applicable prospectus supplement. We will, however, have the right, without consent of the holders of the debt securities, to change the rate at which interest on the new intercompany promissory notes accrues, the date for payment of such interest, and the currency of payment of principal and interest on the new intercompany promissory notes. In addition, we will have the right, without the consent of holders of the debt securities, to amend the terms of the new intercompany promissory notes and related guarantees to the extent necessary in order to comply with applicable law so long as the changes do not affect any of the material terms thereof.

         The obligations of any obligor under any new intercompany promissory note or related guarantee will be limited as necessary to prevent the applicable intercompany promissory note or related guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. If an intercompany promissory note or related guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the obligor. Depending on the amount of such other indebtedness, the obligor's liability on its intercompany promissory note or related guarantee could be reduced to zero.

SUBORDINATION

         Subordinated debt securities of an issuer will be junior and subordinated in right of payment to prior payment in full of all of senior indebtedness of the same issuer. This means that, upon:

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

        o distribution of assets upon liquidation, dissolution or winding up of the issuer or upon reorganization in bankruptcy, insolvency, receivership or other proceedings involving the issuer;

        o     acceleration of maturity of the subordinated debt securities;

        o failure to pay principal or premium, if any, of or interest on senior indebtedness of the issuer when due and continuance of that default beyond any applicable grace period; or

        o acceleration of the maturity of senior indebtedness of the issuer as a result of a default;

the holders of all senior indebtedness of the issuer will be entitled to receive payment of all amounts due and, under certain circumstances, to become due on the senior indebtedness before the holders of the subordinated debt securities are entitled to receive any payment.

         The issuer may not pay principal or premium, if any, of or interest on the subordinated debt securities or make any deposit pursuant to the provisions described under "--Defeasance", and may not otherwise purchase or retire the subordinated debt securities (collectively called "PAYING THE SUBORDINATED DEBT SECURITIES"), if:

        o     any of the senior indebtedness is not paid when due; or

        o any other default on the senior indebtedness occurs and the maturity of the senior indebtedness is accelerated in accordance with its terms;


unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or the senior indebtedness has been paid in full or the holders of the senior indebtedness have approved such payment. In addition, during the payment blockage period, the issuer may not pay the subordinated debt securities during the continuance of any other default with respect to the senior indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods. A "PAYMENT BLOCKAGE PERIOD" commences upon the receipt by the trustee (with a copy to us) of written notice (a "BLOCKAGE NOTICE") of such default from the holders of the senior indebtedness specifying an election to effect a payment blockage period and ending 179 days thereafter (or earlier if such payment blockage period terminates (i) by written notice to the trustee (with a copy to us) from the holders who gave the blockage notice, (ii) because the default giving rise to the blockage notice is no longer continuing or (iii) because the senior indebtedness has been repaid in full). Unless the holders of the senior indebtedness have accelerated the maturity of the senior indebtedness, the issuer may resume payments on the subordinated debt securities after the end of the payment blockage period. Not more than one blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the senior indebtedness during such period.

         Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of the senior indebtedness out of the distributive share of the holders of the subordinated debt securities.

         In general,"SENIOR INDEBTEDNESS" is indebtedness that is outstanding on the date of issuance of the subordinated debt securities or is thereafter incurred, including accrued and unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not post-filing interest is allowed in such proceeding) in respect of money borrowed or evidenced by notes, debentures, bonds or other similar instruments for the payment of which the issuer is responsible or liable, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is junior to or subordinate in right of payment to the debt securities; provided, however, that senior indebtedness will not include:

        o     the issuer's obligations to GTI or any of its subsidiaries;

        o     liability for federal, state, foreign, local or other taxes;

        o accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof and instruments evidencing such liabilities);

        o indebtedness (and any accrued and unpaid interest thereon) that is subordinate or junior in any respect to any other indebtedness or obligation of the issuer; or

        o that portion of any indebtedness of the issuer which at the time of incurrence is incurred in violation of the indenture.

         Even if the indenture contains limitations on the amount of additional indebtedness that we may incur, it is possible that, under certain circumstances, the amount of additional indebtedness could be substantial and such indebtedness could be senior indebtedness. Only senior indebtedness of the issuer will rank senior to the subordinated debt securities of the same issuer. The subordinated debt securities will in all respects rank pari passu with all other indebtedness of the issuer. Unsecured indebtedness is not deemed to be junior or subordinate to secured indebtedness merely because it is unsecured.

         Upon any payment or distribution of assets of the issuer upon a total or partial liquidation, dissolution or winding up or upon reorganization involving it, the holders of senior indebtedness of the issuer will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities of the issuer are entitled to receive any payment and, until the senior indebtedness is paid in full, any payment or distribution to which the holders of the subordinated debt securities would be entitled but for the subordination provisions will be made to the holders of the senior indebtedness as their interests may appear.

         If payment of subordinated debt securities of an issuer is accelerated because of an event of default, the issuer or the trustee shall promptly notify the holders of the senior indebtedness of the issuer of the acceleration. The issuer may not pay the subordinated debt securities until five business days after such holders receive notice of such acceleration and, thereafter, may pay the subordinated debt securities only if the subordination provisions otherwise permit payment at that time.

         By reason of the subordination provisions, in the event of insolvency, creditors of the issuer who are holders of senior indebtedness of the issuer may recover more, ratably, than holders of subordinated debt securities of the issuer.

         The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the indenture.

         To the extent that the debt series of a series are guaranteed, the guarantees will be subject to similar subordination provisions.

CERTAIN COVENANTS

         In addition to any covenants we may fix with respect to any series of debt securities at the time we create the series, under the indenture, we will be required to:

        o pay the principal and premium, if any, of and interest on the debt securities when due;

        o    maintain a place of payment for the debt securities;
             and

        o deposit sufficient funds with the paying agent on or before the payment date for the payment of principal and premium, if any, of and interest on the debt securities.

         In addition, if GTI is not the issuer of the debt securities, under the indenture, so long as any of the debt securities are outstanding the issuer will be required to continue to be directly or indirectly, a wholly-owned subsidiary of GTI.

SEC REPORTS

         Notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC and provide the trustee and the holders of debt securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. However, we will not be required to file any reports, documents or other information if the SEC will not accept such filing.

MERGER AND CONSOLIDATION

         The indenture provides that GTI will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, directly or indirectly, all or substantially all of its assets to, any person, unless:

        o the resulting, surviving or transferee person (the "SUCCESSOR COMPANY") shall be a person organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and the successor company (if not GTI) expressly assumes, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of GTI under the debt securities and the indenture;

        o immediately after giving pro forma effect to such transaction (and treating any indebtedness which becomes an obligation of the successor company or any subsidiary as a result of such transaction as having been incurred by the successor company or such subsidiary at the time of such transaction), no default shall have occurred and be continuing;

        o immediately after giving pro forma effect to such transaction, the successor company shall have a consolidated net worth in an amount that is not less than the consolidated net worth of GTI immediately prior to such transaction, except that this provision will not be applicable if (A) a restricted subsidiary is consolidating with, merging into or transferring all or part of its assets to GTI or (B) GTI is merging with an affiliate of GTI solely for the purpose and with the sole effect of re-incorporating GTI in another jurisdiction;

        o GTI shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture; and

        o GTI shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         In general, our "CONSOLIDATED NET WORTH" is the total of the amounts shown on our balance sheet, determined on a consolidated basis in accordance with generally accepted accounting principals in the United States, as of the end of our most recent fiscal quarter for which financial statements are publicly available, as the sum of:

        o the par or stated value of all outstanding capital stock of GTI, plus

        o all paid-in capital or capital surplus (however described) relating to such capital stock, plus

        o all accumulated other comprehensive income, retained earnings and earned surplus, less any:

               -   accumulated deficit and accumulated other comprehensive loss,

               -   amounts attributable to disqualified stock and

               -   cost of treasury stock

         This limitation shall not prohibit any pledge of assets of GTI to secure indebtedness.

         The successor company will be the successor to GTI and shall succeed to and be substituted for, and may exercise every right and power of, GTI under the indenture, and GTI, except in the case of a lease, shall be released from any guaranty of the debt securities and the indenture.

         The indenture further provides that, if GTI is not the issuer of the debt securities, GTI will not permit the issuer to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its respective assets to, any person, unless:

        o the successor company (if not the issuer) shall be a person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (or, if the issuer was organized under the laws of a foreign country, the laws of the same foreign country), and such person expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in a form reasonably satisfactory to the trustee, all the obligations of the issuer, under the debt securities and the indenture;

        o immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such person at the time of such transaction), no default shall have occurred and be continuing;

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

        o the issuer shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such written instrument complies with the indenture; and

        o in the case of an issuer that is a significant subsidiary, the issuer shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The resulting, surviving or transferee person will be the successor to the issuer and shall succeed to and be substituted for, and may exercise every right and power of, the issuer under the debt securities and the indenture, and the issuer, except in the case of a lease, shall be released from its obligations under the debt securities and the indenture.

         The indenture also provides that GTI will not permit any of the subsidiary guarantors to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its respective assets to, any person, unless:

        o except in the case of a subsidiary guarantor that has been entirely disposed to another person (other than to GTI or an affiliate of GTI), whether through a merger, consolidation or sale of capital stock or assets, if in connection therewith GTI provides an officers' certificate to the trustee to the effect that GTI will comply with any restrictions on sales of assets and subsidiary stock in respect of such disposition, the resulting, surviving or transferee person (if not the subsidiary guarantor) expressly assumes, by a written instrument, in a form reasonably satisfactory to the trustee, all the obligations of the subsidiary guarantor under its guaranty;

        o immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee person as a result of such transaction as having been issued by such person at the time of such transaction), no default shall have occurred and be continuing;

        o such subsidiary delivers to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with the indenture; and

        o in the case of a subsidiary guarantor that is a significant subsidiary, the subsidiary guarantor shall have delivered to the trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The resulting, surviving or transferee person will be the successor to the subsidiary guarantor and shall succeed to and be substituted for, and may exercise every right and power of, the subsidiary guarantor under the debt securities and the indenture, and the subsidiary guarantor, except in the case of a lease, shall be released from its obligations under its guaranty.

         This limitation shall not prohibit any pledge of assets of any subsidiary guarantor to secure indebtedness.

DEFAULTS

         Each of the following is an event of default under the indenture with respect to a series of debt securities:

        o a default in the payment of interest on any debt security of such series, or of any coupon issued in respect of any debt security of such series, when due that continues for 30 days;

        o a default in the payment of principal or premium on any debt security of such series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

        o a failure to comply with the covenant relating to mergers and consolidations;

        o a failure to comply with any restrictive covenants contained in the indenture for 30 days after notice;

        o a failure to comply with any other agreements contained in the indenture for 60 days after notice;

        o indebtedness of GTI, the issuer, any guarantor or any significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time (the "CROSS-ACCELERATION PROVISION");

        o certain events of bankruptcy, insolvency or reorganization involving GTI, the issuer, any guarantor or any significant subsidiary (the "BANKRUPTCY PROVISIONS");

        o a judgment or decree for the payment of money in excess of $10.0 million, or its foreign currency equivalent at the time, above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemnitor has not disclaimed responsibility is entered against GTI, the issuer, any guarantor or any significant subsidiary, that remains outstanding for a period of 60 days following the entry of such judgment and is not discharged or waived or does not have the execution thereof effectively stayed (including by agreement) within 10 days after notice (the "JUDGMENT DEFAULT PROVISION");

        o a guaranty ceases to be in full force and effect (other than in accordance with the terms of the guaranty) or any guarantor denies or disaffirms its obligations under its guaranty (the "GUARANTY PROVISION");

        o the trustee at any time ceases to have a perfected security interest in any material security for any secured debt securities (the "PERFECTION PROVISION"); or

        o any other event specified in the indenture or supplemental indenture for the debt securities.

A default in the fourth, fifth and eighth bullets described above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and failure to cure the default within the time specified after receipt of such notice.

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

         If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities may declare the principal of and accrued but unpaid interest on all of the debt securities to be due and payable. Upon such a declaration, the principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all of the debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities may rescind any such acceleration with respect to the debt securities and its consequences.

         If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such requirement, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the debt securities unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or premium, if any, of or interest on any debt security when due, no holder of a debt security may pursue any remedy with respect to the indenture or the debt securities or any guarantee unless:

        o the holder has previously given the trustee written notice stating that an event of default is continuing;

        o holders of at least 25% in principal amount of the outstanding debt securities have made a written request to the trustee to pursue the remedy;

        o such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

        o the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        o holders of a majority in principal amount of the outstanding debt securities have not given the trustee a direction inconsistent with such request within such 60-day period.


Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the debt securities or that would involve the trustee in personal liability.

         If a default occurs, is continuing and is known to the trustee, the trustee must mail to each holder of the debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal or premium, if any, of or interest on debt securities, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the debt securities. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

         The applicable prospectus supplement relating to each series of original issue discount debt securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs.

MODIFICATIONS, AMENDMENTS AND WAIVERS


         Subject to certain exceptions, the indenture and any security document may be amended and any past default or non-compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the outstanding debt securities (including consents obtained in connection with a tender or exchange offer involving the debt securities). However, without the consent of each holder of outstanding debt securities affected thereby, an amendment or waiver may not, among other things:

        o reduce the amount of debt securities whose holders must consent to an amendment or waiver;

        o reduce the rate of or extend the time for payment of interest on any debt security;

        o reduce the principal or premium, if any, of or interest on any debt security, extend the stated maturity of any debt security or change the method of computing the amount of principal or premium, if any, of or interest on any debt security;

        o reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

        o make any debt security payable in money other than that stated in the debt security;

        o impair the right of any holder of any debt security to receive payment of principal or premium, if any, of and interest on the holder's debt security on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the holder's debt security;

        o make any change in any amendment or waiver provision which require the consent of each holder of any debt security;

        o make any change in the ranking or priority of any debt security that would adversely affect the holder of the debt security;

        o change any obligation to pay additional amounts in respect of any debt security;

        o reduce the amount of principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity of the debt security;

        o make any change that would adversely affect the holders of the debt securities to any security, in each case except as expressly permitted;

        o     modify the change of control provisions, if any;

        o release any guarantor from its guarantee or to release any security for the debt security, if any, in each case except as expressly permitted; or

        o adversely change the right to convert or exchange, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any debt security, if any.

         Notwithstanding the limitation described above, without the consent of any holder of debt securities, we and trustee may amend the indenture or any security document:

        o     to cure any ambiguity, omission, defect or inconsistency;

        o     to establish the form of debt securities and any related coupons;

        o to provide for the assumption by a successor of obligations under the indenture or any security agreement;

        o to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

        o     to add guarantees or security;

        o to add to covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us;

        o to make any change that does not adversely affect the rights of any holder of debt securities;

        o to comply with any requirements of the SEC in connection with the qualification or maintenance of the indenture under the Trust Indenture Act;

        o to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

        o to add events of default for the benefit of the holders of debt securities;

        o to add or change any provisions to facilitate the issuance of bearer securities;

        o to change or eliminate any provisions (but only if any such change or elimination will become effective only when there are no outstanding debt securities created prior to the change or elimination that is entitled to the benefit of such provision); or

        o     as permitted under any security agreement.

         The consent of the holders of the debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment becomes effective, we are required to give to holders of the debt securities a written notice briefly describing such amendment. However, the failure to give the notice to all holders of the debt securities, or any defect therein, will not impair or affect the validity of the amendment.

SATISFACTION AND DISCHARGE

         The indenture shall generally cease to be of any further effect with respect to a series of debt securities if:

        o we shall have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

        o all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us in respect of all debt securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with).

DEFEASANCE

         We may elect either to:

        o at any time terminate all of our obligations under any or all series of debt securities (including those relating to guarantees or security), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of debt securities ("LEGAL DEFEASANCE"); or

        o at any time terminate our obligations under certain covenants applicable under any or all series of debt securities (including those relating to change of control and security, but not those relating to mergers and consolidations), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to significant subsidiaries, the judgment default provision, the guaranty provision and the perfection provision described under "--Defaults" and the financial requirements relating to the covenant on mergers and consolidation ("COVENANT DEFEASANCE").

         We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the debt securities may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of certain events of default or our failure to comply with financial requirements contained in covenants relating to mergers and consolidations. If we exercise our legal defeasance option or our covenant defeasance option, all guarantors will be released from their guarantees and all securities will be released.

         In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the trustee money or U.S. government obligations for the payment of principal and interest on the debt securities to redemption or maturity, as the case may be, together with any premium and any other sums due on the debt securities, such as sinking fund payments, and must comply with certain other conditions, including delivery to the trustee of:

        o an opinion of counsel to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law occurring after the date of the applicable indenture or supplement thereto);

        o an officers' certificate to the effect that the exchanges on which the debt securities are then listed, if any, have informed us that the debt securities will not be delisted as a result of such deposit; and

        o an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.


         If we deposit funds into the defeasance trust and discharge our obligations under the debt securities as described above, then:

        o     the indenture will no longer apply to the debt securities
              (except for obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of the debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds); and

        o holders of the debt securities can only look to the trust fund for payment of principal and premium, if any, of and interest on the debt securities.

         Under U.S. federal income tax laws as of the date hereof, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

         We have the right at any time to withdraw any money or U.S. government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money or U.S. government obligations, or a combination thereof, which would satisfy our payment obligations on the debt securities under the defeasance provisions applicable to the debt securities.

         For purposes of the defeasance provisions, "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

CONCERNING THE TRUSTEE


         The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign as trustee.

PERSONAL LIABILITY


         No director, officer, employee, incorporator or stockholder of GTI or any of its subsidiaries, by virtue of such office, status or capacity, will have any liability for any obligations under any debt securities or related guarantees or under the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of debt securities by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW


         The indenture and any related guarantees and security documents will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law (to the extent that the application of the law of another jurisdiction would be required thereby), except that security documents may be governed by and construed in accordance with the laws of the jurisdiction where the parties thereto or the property subject thereto is located.

                        DESCRIPTION OF DEPOSITARY SHARES


         We may offer and sell, from time to time, one or more series of depositary shares. Each depositary share will represent a specified fraction of a share of a series of preferred stock. The depositary shares will be issued under a deposit agreement. The depositary shares will be evidenced by depositary receipts. The depositary shares will be issued under a deposit agreement between us and a bank or trust company, as depositary, that our Board of Directors will select at the time it authorizes the depositary shares. The form of depositary receipt is attached to the form of deposit agreement. The depositary will perform certain administrative duties for us. It will act solely as our agent and will not have any relationship with or owe any duty of trust or agency to holders or beneficial owners of depositary shares.


         The following description is only a summary of the material provisions of the deposit agreement. The applicable prospectus supplement will describe the specific terms of the series of depositary shares offered through that prospectus supplement. We will file with the SEC, each time we issue a new series of depositary shares, a copy of the deposit agreement or supplemental deposit agreement creating that new series, and these deposits agreements or supplemental deposit agreements will be incorporated by reference into the registration statement of which this prospectus is a part.


         This summary of certain provisions of these documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each of these documents. These documents may be supplemented or amended from time to time. Each of the documents mentioned above has been or will be filed as an exhibit to the registration statement. You should read each of these documents because they, not this description, define your rights as holders of depositary shares. For more information as to how you can obtain a copy of each of these documents, see "Where You Can Find More Information."

GENERAL


         The deposit agreement does not limit the aggregate amount of depositary shares that may be issued thereunder. The deposit agreement gives us broad authority to issue depositary shares in one or more series, to add to or change certain of the provisions of the deposit agreement and to fix all of the terms, conditions, rights and restriction of each series, including:

        o     the title of each series;

        o the type, class and series (including the terms) of securities represented by each series and the amount of such securities represented by a depositary share of that series warrants; and

        o the provisions relating to the issuance of depositary shares in the form of global securities that represent all or part of each series and the depositary for the global securities.

         The certificates evidencing shares of the series of preferred stock represented by the depositary shares will be deposited with the depositary. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled ratably to all of the rights and preferences of a holder of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

         Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends and distributions received by it with respect to the shares of the series of preferred stock represented thereby to the record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly.

         The depositary will distribute property received by it and all distributions of securities and other property with respect to the shares of the series of preferred stock represented thereby to the record holders of depositary shares in proportion, insofar as reasonably feasible, to the number of depositary shares that the holder owns on the relevant record date, unless the depositary determines, after consultation with us, that it is not reasonably feasible to make such distribution or unless and to the extent that we or the depositary are required by law to withhold a portion of such securities or other (or an amount in respect thereof) on account of taxes. If a determination is made that it is not reasonably feasible to make such distribution, the depositary may, with our approval, sell such securities and other property and distribute the net proceeds from such sale to the holders. If withholding is required, the depositary will offer consultation with us, distribute the portion of such securities and other property that it is reasonably feasible to distribute and either withhold and return to us the portion required to be withheld or sell such portion and apply the net proceeds to such withholding requirement.

         The deposit agreement will contain provisions to make any subscription or similar rights that we may offer to holders of shares of such series available to holders of depositary shares.

         The depositary will distribute cash only in amounts that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

WITHDRAWAL OF SHARES

         Upon surrender of depositary receipts at the corporate trust office of the depositary and unless the depositary shares evidenced thereby have previously been called for redemption or converted into or exchanged for other securities, the holder of the depositary shares evidenced thereby will be entitled to delivery of the number of whole shares of the series of preferred stock represented thereby and any cash and other securities or property represented by such depositary shares. Holders of shares of such series of preferred stock will not be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of such series of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of a series of preferred stock be delivered upon surrender of depositary receipts to the depositary.

CONVERSION, EXCHANGE AND REDEMPTION

         If any shares of a series of preferred stock evidenced by depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

         Whenever we redeem or convert shares of a series of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the shares of the series of preferred stock redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the shares of such series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share with respect to the shares of the series of preferred stock represented thereby. If less than all of the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot, on a pro rata basis or by any other equitable method, as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will cease to be outstanding. When depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive the cash, securities or other property payable upon redemption or conversion. Payments will be made when holders surrender their depositary receipts to the depositary.

VOTING THE PREFERRED STOCK

         When the depositary receives notice of a meeting at which the holders of shares of the series of preferred stock represented by depositary shares are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary how to vote the shares of such series of preferred stock represented thereby. The depositary will, to the extent reasonably feasible, vote the number of shares of such series of preferred stock represented thereby according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed. The depositary will not vote the underlying shares of preferred stock to the extent that it does not receive specific instructions from the holders of depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         We and the depositary may agree at any time to amend the deposit agreement and the depositary receipts evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its depositary shares after such amendment has become effective will be deemed to have agreed to the amendment.

         We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of record holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days shall have elapsed after the depositary delivered written notice of its election to resign and a successor depositary shall not have been appointed. In addition, the deposit agreement will automatically terminate if:

        o the depositary shall have redeemed all outstanding depositary shares;

        o all outstanding shares of any series of preferred stock represented by depositary shares shall have been converted into or exchanged for shares of our common stock; or

        o the depositary shall have distributed the shares of all series of preferred stock represented by depositary shares to record holders of depositary shares.

REPORTS AND OBLIGATIONS

         The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by applicable laws, the rules of an applicable exchange or market or our Amended and Restated Certificate of Incorporation to furnish to the holders of shares of the series of preferred stock represented thereby. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or any series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

PAYMENT OF FEES AND EXPENSES

         We will pay all fees, charges and expenses of the depositary. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The depositary may resign by delivering notice to us, and we may remove the depositary, at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal.

                             DESCRIPTION OF WARRANTS


         We may offer and sell, from time to time, one or more series of warrants to purchase other securities described in this prospectus. Warrants entitle the holders to purchase a specified amount of other securities at a specified exercise price during a specified period of time. The warrants will be issued under a warrant agreement between us and a bank or trust company, as warrant agent, that our Board of Directors will select at the time it authorizes each series of warrants. The form of warrant certificate evidencing warrants is attached to the form of warrant agreement. The warrant agent will perform certain administrative duties for us. It will act solely as our agent and will not have any relationship with or owe any duty of trust or agency to holders or beneficial owners of warrants.


         The following description is only a summary of the material provisions of the form of warrant agreement. The applicable prospectus supplement will describe the specific terms of the series of warrants offered through that prospectus supplement. We will file with the SEC, each time we issue a new series of warrants, a copy of the warrant agreement or the supplemental warrant agreement creating that new series and this agreement will be incorporated by reference into the registration statement of which this prospectus is a part.


         This summary of certain provisions of these documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each of these documents. These documents may be supplemented or amended from time to time. Each of the documents mentioned above has been or will be filed as an exhibit to the registration statement. You should read each of these documents because they, not this description, define your rights as holders of warrants. For more information as to how you can obtain a copy of each of these documents, see "Where You Can Find More Information."

GENERAL


         The warrant agreement does not limit the aggregate amount of warrants that may be issued thereunder. The warrant agreement gives us broad authority to issue warrants in one or more series, to add to or change certain of the provisions of the warrant agreement and to fix all of the terms, conditions, rights and restriction of each series, including:

        o     the issuer of each series;

        o     the title of each series;

        o the type, class and series (including the terms) of securities purchasable upon exercise of each series and the amount of such securities purchasable upon the exercise of each warrant (including provisions relating to variable amounts);

        o the exercise price (or method for determining the exercise price) of each series (including provisions relating to variable exercise prices);

        o the currency (or method for determining the currency) in which the exercise price of each series will be paid;

        o the date on and after which the holder of the warrants can transfer them separately from securities with which they may be sold as units;

        o     the aggregate amount of each series;

        o     the expiration date or dates of each series;

        o the date or dates on which the right to exercise the warrants will commence and the date or dates on which the warrants will expire;

        o the provisions relating to issuance and delivery of securities and payment of exercise price upon exercise of warrants of each series (including provisions relating to issuance dates and places and provisions relating to rights to defer issuance or extend issuance dates);

        o     the anti-dilution provisions of each series, if any;

        o the mandatory and optional conversion and exchange rights of each series, if any;

        o the optional and mandatory repurchase and redemption rights of each series (including provisions relating to asset sales and change of control); and

        o the provisions relating to the issuance of warrants in the form of global securities that represent all or part of each series and the depositary for the global securities.

         One or more series of warrants may be issued where the exercise price or amount of securities purchasable upon exercise is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such series of warrants may be required to pay upon exercise or may receive an amount of securities upon exercise that is greater than or less than the exercise price or amount otherwise payable or receivable, depending upon the value of the applicable currencies, commodities, equity indices or other factors.

         Warrant certificates will be exchangeable for new warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and warrants may be exercised, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

         We will designate the exchange or market on which each series will be listed or eligible for trading, if any, at the time we authorize such series.

DEBT SECURITIES

         One or more series of warrants to purchase debt securities may include exchange provisions that permit, at option of the holder, warrants to purchase variable rate debt securities to be exchanged for warrants to purchase fixed rate debt securities.

         Before the exercise of warrants to purchase debt securities, holders of the warrants will not be entitled to payments of principal, interest or premium, if any, on the debt securities purchasable upon exercise of the warrants or to enforce any of the covenants in the applicable indenture, supplemental indenture and security documents, if any.

OTHER SECURITIES

         Holders of warrants to purchase shares of common stock or shares of one or more series of preferred stock will not be entitled to vote or consent, to receive dividends or distributions, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or on any other matter, or to exercise any rights as a holder of the shares purchasable upon exercise of the warrants.

                       DESCRIPTION OF SECURITIES PURCHASE
                     CONTRACTS AND SECURITIES PURCHASE UNITS

         We may offer and sell, from time to time, securities purchase contracts and securities purchase units. Securities purchase contracts obligate purchasers to purchase from us, and obligate us to sell to the purchasers, a specified amount of other securities (other than global securities) described in this prospectus at a specified price on a specified future date. The securities purchase contracts may be issued separately or as a part of units consisting of a securities purchase contract and a pledge of collateral security for the purchaser's obligation to purchase securities under the securities purchase contract. The pledge will be granted under and subject to a pledge agreement, depositary agreement and other documents as may be required (collectively called "SECURITY DOCUMENTS").

         The following description is only a summary of the material provisions of the securities purchase contracts and securities purchase units, including any related security documents. The applicable prospectus supplement will describe the specific terms of the securities purchase contracts and securities purchase units, including any related security documents, offered through that prospectus supplement. We will file with the SEC, each time we issue securities purchase contract, and securities purchase units, including any related security documents, a copy of the securities purchase contracts and any related security documents and these will be incorporated by reference into the registration statement of which this prospectus is a part.

         This summary of certain provisions of these documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each of this documents. These documents may be supplemented or amended from time to time. Each of the documents mentioned above will be filed as an exhibit to the registration statement. You should read each of these documents because they, not this description, define your rights and obligations as parties to securities purchase contracts and securities purchase units. For more information as to how you can obtain a copy of each of these documents, see "Where You Can Find More Information."

GENERAL

         There is no limit on the aggregate amount of securities purchase contracts and securities purchase units that may be issued. We have broad authority to issue securities purchase contracts and securities purchase units and to fix all of the terms, conditions, rights and restrictions of each series, including:

        o the issuer of the securities purchase contracts and securities purchase units;

        o the type, class and series (including the terms) of securities purchasable under the securities purchase contracts and securities purchase units and the amount of such securities purchasable thereunder (including provisions relating to variable amounts);

        o the purchase price (or method for determining the purchase price) under the securities purchase contracts and securities purchase units (including provisions relating to variable purchase prices);

        o the currency (or method for determining the currency) in which the purchase price under the securities purchase contracts and securities purchase units will be paid;

        o the aggregate amount of the securities purchase contracts and securities purchase units;

        o the provisions relating to issuance and delivery of securities and payment of purchase price under the securities purchase contracts and securities purchase units (including provisions relating to settlement dates and places and provisions relating to rights to defer or extend settlement dates); and

        o the anti-dilution provisions under the securities purchase contracts and securities purchase units, if any.

         A securities purchase contract may be issued separately or as a part of a unit consisting of a securities purchase contract and, as collateral security for the purchaser's obligations to purchase securities under the securities purchase contract, a pledge by such purchaser of (a) our debt securities, (b) debt obligations of third parties, including U.S. Treasury securities, or (c) trust preferred securities.

         The securities purchase contracts may require periodic payments by us to the purchasers of the securities purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis. In certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a purchaser of any collateral securing such holder's obligations under a previously outstanding purchase contract.

         One or more of the securities purchase contracts and securities purchase units may be issued where the purchase price or amount of securities purchasable thereunder is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Purchasers under such securities purchase contracts and securities purchase units may be required to pay a purchase price or receive securities upon settlement that is greater than or less than the purchase price or amount otherwise payable or receivable, depending upon the value of the applicable currencies, commodities, equity indices or other factors.

DEBT SECURITIES

         One or more of the securities purchase contracts relating to purchase of debt securities may include provisions that permit, at option of the purchaser, purchase of fixed rate debt securities instead of variable rate debt securities.

         Unless otherwise disclosed in the applicable prospectus supplement, purchasers under securities purchase contracts relating to purchase of debt securities will not be entitled to payments of principal, interest or premium, if any, on the debt securities to be purchased thereunder or to enforce any of the covenants in the applicable indenture, supplemental indenture and security documents, if any.

OTHER SECURITIES

         Purchasers under securities purchase contracts relating to purchase of shares of common stock, shares of one or more series of preferred stock, depositary shares or warrants will not be entitled to vote or consent, to receive dividends or distributions, to receive notice as stockholders with respect to any meeting of securityholders on any other matter, or to exercise any rights as a holder of the securities to be purchased thereunder.

                        DESCRIPTION OF GLOBAL SECURITIES

         We may issue any or all of the securities (other than securities purchase contracts and securities purchase units) described in this prospectus in the form of one or more definitive global securities. We will deposit certificates evidencing the global securities of each class and series with a depositary or a nominee for a depositary for that class and series that we will select in the future. The global securities of each class and series will be registered in the name of the depositary or a nominee for the depositary. Unless we disclose a different depositary in the applicable prospectus supplement, the depositary for any global security will be The Depository Trust Company located in New York, New York ("DTC"), and the global security will be registered in the name of its nominee, Cede & Co. We call persons that have accounts with the depositary for a global security "DIRECT PARTICIPANTS" and persons that hold interests in a global security through direct participants "INDIRECT PARTICIPANTS." We call the actual purchasers or owners of a security evidenced by a global security "BENEFICIAL OWNERS." If not described below, the specific terms of the depositary arrangement with respect to any class and series of securities to be evidenced by a global security will be described in the applicable prospectus supplement. We anticipate that the following description will apply to all depositary arrangements.

         Purchases, sales and ownership of securities evidenced by a global security must be made and held by or through direct or indirect participants. Upon the issuance of a global security, the depositary for that global security will credit, on its book-entry registration and transfer system, the accounts of direct participants with the respective amounts of the securities represented by the global security beneficially owned by those direct participants (or indirect participants or beneficial owners who hold through them). Direct participants and indirect participants will, in turn, credit, on their book-entry registration and transfer systems, the accounts of indirect participants and beneficial owners with the respective amounts of such securities beneficially owned by them (or indirect participants or beneficial owners holding through them). Ownership of beneficial interests in the global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary for the global security, with respect to the ownership interests of direct participants, and records maintained by participants, with respect to the ownership interests of indirect participants and beneficial owners holding through them.

         So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities evidenced by the global security for all purposes. Except under the limited circumstances described below, owners of interests in a global security will not be entitled to have the securities evidenced by a global security registered in their names, will not receive or be entitled to receive physical delivery of their securities in definitive form and will not be considered the owners or holders of the securities for any purpose. Accordingly, each person owning an interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a direct participant, on the procedures of the direct participant and indirect participants through which that person owns its interest, to exercise any rights of an owner or holder.

         Beneficial owners will not receive written confirmation from the depositary of their purchases, sales or holdings. However, beneficial owners are expected to receive written confirmations providing details of their purchases and sales, as well as periodic statements of their holdings, from the direct or indirect participants through which they hold the securities.

         To facilitate subsequent transfers, a global security deposited with a depositary may be registered in the name of its nominee. The deposit of a global security with a depositary and the registration thereof in the name of its nominee will not change the beneficial ownership of the securities evidenced thereby. The depositary will have no knowledge of the actual beneficial owners of the securities evidenced thereby. The records of the depositary will reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be beneficial owners.

         Unless and until the depositary exchanges a global security in whole or in part for securities in definitive form under the limited circumstances described below, a global security may not be transferred except in whole or in part by:

        o     the depositary to a nominee of the depositary;

        o a nominee of the depositary to the depositary or another nominee of the depositary; or

        o the depositary or a nominee of the depositary to a successor of the depositary or a nominee of the successor to the depositary.

         So long as your securities are represented by a global security, you will receive payments and may effect transfers only through the facilities of the depositary and direct and indirect participants. Dividends, distributions, payments of principal, interest and premium, if any, and other payments on securities evidenced by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the transfer agents, trustees, depositaries for despositary shares, warrant agents or our or their agents will have any responsibility or liability for the performance by the depositary or the direct or indirect participants of their respective obligations, including any aspect of the records relating to or payments made on account of direct or indirect ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those ownership interests (including any delay in identifying or failure to properly identify the beneficial owners of the securities evidenced by a global security). We and they shall be protected in relying on instructions from the depositary for all purposes.

         We expect that the depositary for securities evidenced by a global security will, upon receipt of any dividends, distributions or payments in respect thereof, immediately credit accounts of direct participants in amounts proportionate to their respective ownership interests in the global security as shown on the records of the depositary unless the depositary has reason to believe that it will not receive payment on the payment date. We also expect that payments by participants to beneficial owners of such securities will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in "street name," and will be the responsibility of those participants. Payment to the depositary is our responsibility, disbursement of payments to direct participants is the responsibility of the depositary and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

         No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's procedures, in addition to those provided under the applicable indenture, deposit agreement, warrant agreement or other applicable document. Transfers between participants in the depositary will be effected in the ordinary way through the depositary's same-day funds system in accordance with the depositary's rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell securities to persons in states which require physical delivery of the securities or to pledge securities, such holder must transfer its interest in the global security, in accordance with the normal procedures of the depositary and the procedures set forth in the applicable indenture, deposit agreement, warrant agreement or other applicable document.

         Delivery of notices and other communications by a depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

         Redemption notices will be sent to the depositary or its nominee. If less than all of the securities of a particular class and series are being redeemed, the depositary will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with the depositary's procedures.

         In any case where a vote may be required with respect to securities of a particular class and series, neither the depositary nor its nominee will give consents for or vote a global security. Under its usual procedures, the depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of its nominee to those direct participants to whose accounts the securities of such class and series are credited on the record date identified in a listing attached to the omnibus proxy.

         We understand that, under existing industry practices, if we request any action of holders of a security or if a beneficial owner of a security desires to take any action which a holder is entitled to take, the depositary for the global security evidencing that security would authorize the applicable direct participants to authorize or take that action and the applicable direct and indirect participants would authorize beneficial owners owning through those participants to authorize or take that action or otherwise act upon the instructions of beneficial owners holding through them.

         The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair their ability to own, transfer or pledge beneficial interests in securities, including global securities.

         If the depositary for any securities evidenced by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we do not appoint a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue the securities in definitive form in exchange for that global security. We will also issue debt securities of any class and series in definitive form in exchange for global securities evidencing those securities if any event occurs and is continuing which, after notice or lapse of time, or both, would become an event of default with respect to those securities. In addition, we may at any time and in our sole discretion determine not to have securities of any class and series represented by global securities and, in that event, will issue securities of that class and series in definitive form in exchange for all of the global securities evidencing those securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary instructs. We expect that those instructions will be based upon directions received by the depositary from direct participants with respect to ownership of beneficial interests in the global security.

         DTC has advised us that it is:

        o a limited purpose trust company organized under the laws of the State of New York;

        o a "banking organization" within the meaning of the banking laws of the State of New York;

        o     a member of the Federal Reserve System;

        o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

        o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

         DTC was created to hold securities for its direct participants and facilitate the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in the accounts of its direct participants. This eliminates the need for physical movement of certificates evidencing securities. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants or their affiliates and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly.

                              PLAN OF DISTRIBUTION

         We may offer and sell any or all of the securities described in this prospectus, from time to time, in one or more offerings:

        o    through brokers or agents;

        o    to underwriters for public offering and resale by them;

        o    to dealers acting as principals;

        o directly to purchasers (which may include institutional and other investors); or

        o    through a combination of such methods.

The securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. In addition, the securities may be offered and sold in block transactions or transactions on the NYSE or any other exchange or market.

         In each offering, the securities may be offered and sold at:

        o    a fixed price or prices (which may be changed);

        o    market prices prevailing at the time of sale;

        o    prices related to such prevailing prices;

        o prices determined through an auction or bidding process (which may be subject to minimum or maximum prices which may be changed); or

        o    negotiated prices.

         We may accept consideration for the securities in the form of cash, securities or other property, as if and to the extent agreed by us and the purchasers of the securities. The price may be payable in U.S. dollars or other currencies, as specified by us at the time of the offering.

         With respect to each offering, the applicable prospectus supplement will describe:

        o     the terms of the offering of the securities offered thereby;

        o if more than one type, class and series of securities is offered, whether the securities may be purchased or subsequently traded separately, together or as units;

        o the name of each underwriter, dealer, broker, agent or remarketer, if any, and the amount of securities underwritten, purchased, offered or remarketed by each of them;

        o the initial public offering price (or method for determining the initial public offering price) of the securities;

        o     the net proceeds to us from the sale of the securities;

        o the time and place of delivery of the securities (including delayed delivery arrangements, if any);

        o the compensation (including fees, discounts, commissions or expenses) to be paid or allowed to underwriters, dealers, brokers, agents or remarketers and the discounts or concessions (which may be changed) to be allowed, re-allowed or paid to dealers, if any;

        o the material terms of any agreement with any underwriter, dealer, broker, agent or remarketer;

        o the terms of any bidding or auction process (including the manner by which the process will be conducted, the persons who will be eligible to participate and the nature of the obligations of underwriters, brokers or agents, if any);

        o the exchange or market on which the securities may be listed or eligible for trading, if any; and

        o whether any underwriters or dealers have advised us that they expect to act as market makers with respect to the securities.

UNDERWRITERS AND OTHERS

         If we sell securities to underwriters, the securities will be acquired by the underwriters for their own account. The underwriters will then offer the securities to the public at the initial public offering price (which may be changed). The underwriters may act either individually or through underwriting syndicates represented by one or more managing underwriters.

         Unless otherwise disclosed in the applicable prospectus supplement, the obligations of underwriters to purchase securities will be subject to certain customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any are purchased.

         Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions (which may be changed) from purchasers of securities for whom they may act as agents.

         We or underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from us or the underwriters and commissions (which may be changed) from purchasers for whom they may act as agent.

         If we or an underwriter sell securities to a dealer, we or the underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public from time to time at varying prices to be determined by the dealer at the time of resale.

         Unless otherwise disclosed in the applicable prospectus supplement, brokers and agents will be acting on a best efforts basis for the period of their appointment.

         Underwriters, dealers, brokers, agents and remarketers that participate in the distribution of the securities offered may be deemed to be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

DELAYED DELIVERY

         We may authorize underwriters, dealers, brokers and agents to solicit offers by certain institutions to purchase securities at the public offering price by means of delayed delivery under securities purchase contracts. The contracts will provide for payment for, and delivery of, the securities on future dates. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and we will tell you when we will demand payment and delivery for the securities under the contracts. We must approve all institutions, but they may include:

        o     commercial and savings banks;

        o     insurance companies;

        o     pension funds;

        o     investment companies; and

        o     educational and charitable institutions.

Performance under the delayed delivery contracts will be subject only to the conditions that we disclose in the applicable prospectus supplement. The underwriters, dealers, brokers and agents will not be responsible for the validity or performance of the contracts.

OTHER INFORMATION

         We may directly solicit offers to purchase securities from, and we may directly sell securities to, institutional investors or others. These purchasers may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities.

         We may offer and sell securities as soon as practicable after the effectiveness of the registration statement of which this prospectus is a part.

         If we offer bearer debt securities, each underwriter, dealer, broker and agent that participates in the distribution of the original issuance thereof will agree not to offer, sell or deliver the securities to a U.S. citizen or to any person within the United States (other than qualifying financial institutions) during the restricted period as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

         Underwriters, dealers, brokers, agents and remarketers may be entitled, under agreements that we may sign with them, to reimbursement by us for certain expenses and to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act of 1933, or contribution by us to payments they may be required to make in respect of such liabilities.

         Under the securities laws of some jurisdictions, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers.

LISTING

         Unless otherwise disclosed in the applicable prospectus supplement, we will not list the securities (other than our common stock) on any exchange. Shares of our common stock will be listed on the NYSE upon official notice of issuance. All securities offered (other than our common stock), will constitute a new issue of securities with no established trading market. Any underwriters or dealers that purchase securities for public offering and sale may make a market with respect to such securities, but such underwriters or dealers will not be obligated to do so and may discontinue any market making at any time without notice. We give no assurance as to the liquidity of or the trading markets for any securities offered.

MARKET ACTIVITIES

         Persons participating in the offering of our common stock hereunder will be subject to the Securities Exchange Act of 1934 and the SEC rules and regulations thereunder, including Regulation M. These restrictions may limit the timing of purchases and sales of our common stock by such persons.

         Persons participating in an offering may engage in over-allotment, short sales, covering transactions, stabilizing transactions and penalty bids, with respect to the security offered or a security to which the price of the security offered refers, in accordance with the Securities Exchange Act of 1934 and the SEC rules and regulations thereunder, including Regulation M.

         Over-allotment involves the sale by the underwriters of a greater number of securities offered than they are required to purchase in the offering, which creates a short position. Short sales involve sales of securities which the seller does not own at the time of sale, which also creates a short position. A short position can be either covered or naked. A covered short position involves a short position in an amount not greater than the underwriters' over-allotment option to purchase additional offered securities from us in the offering. A naked short position involves a short position in an amount in excess of the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. If the underwriters create a short position, they may choose to close out this position by either exercising all or part of the over-allotment option or by engaging in covering transactions. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing securities in the open market. The over-allotment option can only be exercised to cover over-allotments in the offering. The underwriters must close out any naked short position by purchasing securities in the open market. In determining the source of offered securities to close out the covered short position, the underwriters may consider, among other things, the price of offered securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.

         Stabilizing transactions involve bids to purchase and purchases of the security offered or the reference securities to stabilize the price of the security offered in the open market.

         Penalty bids permit such persons to reclaim selling concessions allowed to a broker or dealer for distributing the securities when the securities originally sold by such broker or dealer are purchased in a stabilizing or covering transaction and were therefore not effectively distributed by the broker or dealer.

         Covering transactions, stabilizing transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the securities offered. As a result, the price of the securities offered may be higher than it would otherwise be in the open market. No person will be required to engage in over-allotments, short sales, covering transactions, stabilizing transactions or penalty bids and, if commenced, these activities may be discontinued at any time. These activities may be affected on an exchange or market, or otherwise.

OTHER RELATIONSHIPS

         Certain underwriters, dealers, brokers, agents or remarketers, or certain of their affiliates, may perform various financial advisory, investment banking and commercial banking services for us and our affiliates from time to time in the ordinary course of business for which they will receive customary fees and commissions. In addition, certain of them or their affiliates may be lenders under the Senior Facilities or holders of Senior Notes and may receive repayments under the Senior Facilities or have their Senior Notes redeemed or repurchased from the net proceeds of an offering. We are currently in compliance with the terms of the Senior Facilities and the Senior Notes.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kelley Drye & Warren LLP, New York, New York, and Stamford, Connecticut, and for any underwriters, dealers, brokers, agents or remarketers by their counsel.

                                     EXPERTS

         The Consolidated Financial Statements of GTI (formerly known as UCAR International Inc.) and subsidiaries as of December 31, 2001 and 2002 and for the years then ended incorporated in this prospectus by reference from our current report on Form 8-K filed on August 18, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) our adoption of Statement of Financial Accounting Standards ("FASB") No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002 and (ii) reclassification in the 2000 financial statements to give retroactive effect to our discontinued operations, changes in segments and adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical corrections), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


         The Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows of GTI (formerly known as UCAR International Inc.) and subsidiaries for the year ended December 31, 2000 (before the restatements described in Note 19 to such Consolidated Financial Statements) have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference in this prospectus and in the registration statement, and upon the authority of said firm in accounting and auditing.

         GTI has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP's consent to incorporation by reference of its audit report on our past Consolidated Financial Statements incorporated by reference in this registration statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities being registered hereunder, other than fees, discounts, commissions and expenses to be paid or allowed to underwriters, dealers, brokers, agents or remarketers. All amounts set forth are estimated and subject to change, except for the SEC registration fee. The expenses shall be paid by the registrants.

     SEC registration fee.......................................   $  14,157.50
     Blue sky fees and expenses.................................         *
     NASD filing fees...........................................         *
     NYSE listing fees..........................................         *
     Rating agency fees.........................................         *
     Transfer agent and registrar fees and expenses.............         *
     Trustee fees and expenses..................................         *
     Legal fees and expenses....................................         *
     Accounting fees and expenses...............................         *
     Printing and engraving costs...............................         *
     Miscellaneous costs........................................     ----------
           Total................................................   $     *
                                                                     ==========
     ------------
     * To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         GTI maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances. Directors and officers insured under the policy include directors and officers of subsidiaries of GTI.

         In addition, the following information is incorporated by reference: the information included in the description of GTI's capital stock contained in GTI's registration statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; the information included in the description of GTI's preferred stock purchase rights contained in GTI's registration statement on Form 8-A dated September 10, 1998, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of the Amended and Restated Certificate of Incorporation of GTI incorporated by reference as Exhibit 4.1 to the Registration Statement on Form S-3, as amended (File No. 333-63848) filed on June 26, 2001; and Article V of the Amended and Restated By-Laws of GTI incorporated by reference as Exhibit 4.2 to that Registration Statement. Article V of those By-Laws also cover directors and officers of subsidiaries of GTI, including the other registrants. The charters, by-laws and other organizational documents of the other registrants contain comparable provisions. The provisions of the documents included in the information incorporated by reference above refer to or are based upon Sections 145 and 102(b) of the General Corporation Law of the State of Delaware (the "LAW") or comparable provisions of the laws of other states.

         Section 145 of the Law provides as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Section 102(b) (7) of the Law provides as follows:

         "(b)   In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters: ... (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under ss.174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with ss.141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

ITEM 16  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The exhibits listed in the following table have been filed as part of this registration statement.

  Exhibit
  Number                                     Description of Exhibit
  ------                                     ----------------------

  1.1**          Form of underwriting agreement.

  1.2**          Form of sales agency agreement.

  3.1.0(1)       Amended and Restated Certificate of Incorporation of GTI.

  3.1.1(2) Certificate of Designations of Series A Junior Participating Preferred Stock of GTI.

  3.1.2(3) Certificate of Amendment to Amended and Restated Certificate of Incorporation of GTI.

  3.1.3(8) Certificate of Amendment to Amended and Restated Certificate of Incorporation of GTI.

  3.1.4(4)       Certificate of Incorporation of GrafTech Finance Inc.

  3.1.5* Certificate of Amendment to Certificate of Incorporation of GrafTech Finance Inc.

  3.1.6(4)       Certificate of Incorporation of GrafTech Global Enterprises
                 Inc.

  3.1.7* Certificate of Amendment to Certificate of Incorporation of GrafTech Global Enterprises Inc.

  3.1.8(4) Amended and Restated Certificate of Incorporation of UCAR Carbon Company Inc.

  3.1.9(4) Articles of Incorporation of UCAR Holdings V Inc. (formerly UCAR Composites Inc.).

  3.1.10(4)      Certificate of Amendment of Articles of Incorporation of UCAR
                 Holdings V Inc. (formerly UCAR Composites, Inc.).

  3.1.11* Certificate of Amendment of Articles of Incorporation of UCAR Holdings V Inc. (formerly UCAR Composites, Inc.).

  3.1.12(4)      Certificate of Conversion to Limited Liability Company of UCAR
                 Carbon Technology LLC.

  3.1.13(4)      Certificate of Formation of UCAR Carbon Technology LLC.

  3.1.14(4)      Operating Agreement of UCAR Carbon Technology LLC.

  3.1.15(4)      Certificate of Incorporation of UCAR Holdings III Inc.

  3.1.16(4)      Certificate of Incorporation of UCAR International Trading Inc.

  3.2.0(5)       Amended and Restated By-Laws of GTI.

  3.2.1(4)       By-Laws of GrafTech Finance Inc.

  3.2.2(4)       By-Laws of GrafTech Global Enterprises Inc.

  3.2.3(4)       Amended and Restated By-Laws of UCAR Carbon Company Inc.

  3.2.4(4)       By-Laws of UCAR Holdings V Inc. (formerly UCAR Composites
                 Inc.).

  3.2.5(4)       By-Laws of UCAR Holdings III, Inc.

  Exhibit
  Number                                     Description of Exhibit
  ------                                     ----------------------


  3.2.6(4)       By-Laws of UCAR International Trading Inc.

  4.4.0(2) Rights Agreement dated as of August 7, 1998 between GTI and The Bank of New York, as Rights Agent.

  4.4.1(6)       Amendment No. 1 to such Rights Agreement dated as of
                 November 1, 2000.

  4.4.2(7)       Amendment No. 2 to such Rights Agreement dated as of
                 May 21, 2002.

  4.5* Form of specimen certificate representing common stock, par value $.01 per share, of GTI.

  4.6** Form of specimen certificate representing preferred stock, par value $.01 per share, of GTI.

  4.7** Form of certificate of designations for a series of preferred stock of GTI.

  4.8** Form of indenture for debt securities, including form of debt securities.

  4.9** Form of deposit agreement, including form of depositary receipt for depositary shares.

  4.10** Form of warrant agreement, including form of warrant certificate.

  4.11**         Form of securities contract purchase agreement.

  4.12**         Form of securities unit purchase agreement.

  4.13**         Form of delayed delivery contract (included in Exhibit 1.1).

  4.14**         Form of remarketing agreement.

  5.1* Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

 12.1* Statement regarding computation of earnings to fixed charges and preferred stock.

 23.1*           Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

 23.2*           Consent of KPMG LLP.

 23.3*           Consent of Deloitte & Touche LLP.

 24.1*           Powers of attorney (included in the signature pages hereto).

 25.1**          Statement of eligibility and qualification of the trustee.

--------------
*        Filed herewith
** To be filed by an amendment or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(1) Incorporated by reference to GTI's registration statement on Form S-1 (Registration No. 33-94698).
(2) Incorporated by reference to GTI's annual report on Form 10-K for the year ended December 31, 1998 (File No. 1-13888).
(3) Incorporated by reference to GTI's quarterly report on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-13888).
(4) Incorporated by reference to the registrants' registration statement on Form S-4 (Registration No. 333-87302).
(5) Incorporated by reference to GTI's annual report on Form 10-K for the year ended December 31, 2002 (File No. 1-13888).
(6) Incorporated by reference to GTI's annual report on Form 10-K for the year ended December 31, 2001 (File No. 1-13888).

(7) Incorporated by reference to GTI's quarterly report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13888).
(8) Incorporated by reference to GTI's quarterly report on Form 10-Q for the quarter ended June 30, 2003 (File No. 1-13888).

         (b)      Financial Statement Schedules

         All schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes thereto.

ITEM 17.  UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; however, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by GTI pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

         (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of GTI's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake that:

         (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

         (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 18th day of August, 2003.

                           GRAFTECH INTERNATIONAL LTD.


                           By:   /s/ CORRADO F. DE GASPERIS
                              -------------------------------------------------
                              Name:  Corrado F. De Gasperis
                              Title: Vice President, Chief Financial Officer and Chief Information Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Craig S. Shular, Corrado F. De Gasperis and Karen G. Narwold, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                   SIGNATURES                                        TITLE                             DATE
                   ----------                                        -----                             ----
               /s/ CRAIG S. SHULAR                   President and Chief Executive Officer        August 18, 2003
--------------------------------------------------     and Director (Principal Executive
                 Craig S. Shular                                    Officer)


            /s/ CORRADO F. DE GASPERIS              Vice President, Chief Financial Officer       August 18, 2003
--------------------------------------------------       and Chief Information Officer
              Corrado F. De Gasperis                  (Principal Financial and Accounting
                                                                    Officer)



                   SIGNATURES                                        TITLE                             DATE
                   ----------                                        -----                             ----
             /s/ GILBERT E. PLAYFORD                         Chairman of the Board                August 18, 2003
--------------------------------------------------
               Gilbert E. Playford


             /s/ R. EUGENE CARTLEDGE                                Director                      August 18, 2003
--------------------------------------------------
               R. Eugene Cartledge


               /s/ MARY B. CRANSTON                                 Director                      August 18, 2003
--------------------------------------------------
                 Mary B. Cranston


                 /s/ JOHN R. HALL                                   Director                      August 18, 2003
--------------------------------------------------
                   John R. Hall


               /s/ HAROLD E. LAYMAN                                 Director                      August 18, 2003
--------------------------------------------------
                 Harold E. Layman


              /s/ FERRELL P. MCCLEAN                                Director                      August 18, 2003
--------------------------------------------------
                Ferrell P. McClean


               /s/ MICHAEL C. NAHL                                  Director                      August 18, 2003
--------------------------------------------------
                 Michael C. Nahl



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 18th day of August, 2003.

                        GRAFTECH FINANCE INC.
                        GRAFTECH GLOBAL ENTERPRISES INC.
                        UCAR CARBON COMPANY INC.
                        UCAR HOLDINGS III INC.
                        UCAR INTERNATIONAL TRADING INC.


                        By:   /s/ CORRADO F. DE GASPERIS
                           ----------------------------------------------------
                           Name:  Corrado F. De Gasperis
                           Title: Vice President, Chief Financial Officer and
                                  Chief Information Officer

                           UCAR CARBON TECHNOLOGY LLC
                                BY:  UCAR CARBON COMPANY INC.
                                     ITS SOLE MEMBER


                        By:   /s/ CORRADO F. DE GASPERIS
                           ----------------------------------------------------
                           Name:  Corrado F. De Gasperis
                           Title: Vice President, Chief Financial Officer and
                                  Chief Information Officer



         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Craig S. Shular, Corrado F. De Gasperis and Karen G. Narwold, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                                        TITLE                             DATE
                   ----------                                        -----                             ----
               /s/ CRAIG S. SHULAR                   President and Chief Executive Officer        August 18, 2003
--------------------------------------------------     and Director (Principal Executive
                 Craig S. Shular                                    Officer)


            /s/ CORRADO F. DE GASPERIS              Vice President, Chief Financial Officer       August 18, 2003
--------------------------------------------------       and Chief Information Officer
              Corrado F. De Gasperis                  (Principal Financial and Accounting
                                                                    Officer)


              /s/ ERICK R. ASMUSSEN                                 Director                      August 18, 2003
--------------------------------------------------
                Erick R. Asmussen


               /s/ KAREN G. NARWOLD                                 Director                      August 18, 2003
--------------------------------------------------
                 Karen G. Narwold


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 18th day of August, 2003.

                          UCAR HOLDINGS V INC.
                         (FORMERLY UCAR COMPOSITES INC.)


                          By:   /s/ SCOTT C. MASON
                             --------------------------------------------------
                             Name:  Scott C. Mason
                             Title: Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Craig S. Shular, Corrado F. De Gasperis and Karen G. Narwold, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURES                                        TITLE                             DATE
                   ----------                                        -----                             ----
                /s/ SCOTT C. MASON                    Chief Executive Officer and Director        August 18, 2003
--------------------------------------------------       (Principal Executive Officer)
                  Scott C. Mason


            /s/ CORRADO F. DE GASPERIS              Vice President, Chief Financial Officer       August 18, 2003
--------------------------------------------------   and Director (Principal Financial and
              Corrado F. De Gasperis                          Accounting Officer)



              /s/ ERICK R. ASMUSSEN                                 Director                      August 18, 2003
--------------------------------------------------
                Erick R. Asmussen




                   SIGNATURES                                        TITLE                             DATE
                   ----------                                        -----                             ----



               /s/ KAREN G. NARWOLD                                 Director                      August 18, 2003
--------------------------------------------------
                 Karen G. Narwold


                                  EXHIBIT INDEX


 Exhibit
 Number                                       Description of Exhibit
 ------                                       ----------------------

  3.1.5 Certificate of Amendment to Certificate of Incorporation of GrafTech Finance Inc.

  3.1.7 Certificate of Amendment to Certificate of Incorporation of GrafTech Global Enterprises Inc.

  4.5 Form of specimen certificate representing Common Stock, par value $.01 per share, of GTI.

  5.1 Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

 12.1 Statement regarding computation of earnings to fixed charges and preferred stock.

 23.1            Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

 23.2            Consent of KPMG LLP.

 23.3            Consent of Deloitte & Touche LLP.

 24.1            Powers of Attorney (included in the signature pages hereto).